                                                                   EXHIBIT 10.18


                           LOAN AND SECURITY AGREEMENT


        This LOAN AND SECURITY AGREEMENT ("Agreement"), is dated as of July 18, 1997, by and between the following parties:

        LENDER/SECURED PARTY:       NTFC CAPITAL CORPORATION, a Delaware
                                    corporation with offices at 220 Athens Way, Nashville, Tennessee 37228 and its assigns
                                    ("Lender")

        BORROWER/DEBTOR:            IXC CARRIER, INC., a Nevada corporation with
                                    its principal place of business at 5000
                                    Plaza on the Lake, Suite 200, Austin, Texas
                                    78746 ("Borrower")

        GUARANTOR:                  IXC COMMUNICATIONS, INC., a Delaware
                                    corporation with its principal place of
                                    business at 5000 Plaza on the Lake, Suite
                                    200, Austin, Texas 78746 ("Guarantor")

This Loan and Security Agreement includes the general terms and conditions contained herein and all the exhibits and schedules attached hereto, all of which are incorporated herein. In the event of a conflict between the general terms and conditions and any schedule, the additional terms and conditions stated in the schedule shall control.

By executing this Loan and Security Agreement, Lender agrees to make loans to Borrower, and Borrower agrees to borrow from Lender and to provide collateral to secure such loans, all on the terms and conditions set forth herein.


IN WITNESS WHEREOF, the parties have executed this Loan and Security Agreement by their duly authorized representatives:

LENDER:                                   BORROWER:

NTFC CAPITAL CORPORATION                  IXC CARRIER, INC.


BY:     /s/ LARRY MIDDLETON               BY:    /s/ JOHN J. WILLINGHAM
       ----------------------------              ----------------------------
TITLE: Secretary                          TITLE: Senior Vice President and
                                                 Chief Executive Officer
       ----------------------------              ----------------------------
DATE:  7/18/97                            DATE:  7/18/97
       -----------------------------             -----------------------------

GUARANTOR:


IXC COMMUNICATIONS, INC.


BY:    /s/ JOHN J. WILLINGHAM
       ----------------------------
TITLE: Senior Vice President and
       Chief Executive Officer
       ----------------------------
DATE:  7/18/97
       -----------------------------

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE 1: DEFINITIONS.....................................................................   1
        1.01.  Certain Definitions.........................................................   1
        1.02.  Accounting Principles; Subsidiaries.........................................   8
        1.03.  UCC Terms...................................................................   8
        1.04.  General Construction; Captions..............................................   8
        1.05.  References to Documents and Laws............................................   8
        1.06.  Currency....................................................................   8

ARTICLE 2: ADVANCES........................................................................   9
        2.01.  Commitment..................................................................   9
        2.02.  Note and Payment Terms......................................................   9
        2.03.  Procedures for Borrowing....................................................  10
        2.04.  Prepayments.................................................................  11
        2.05.  Computation of Interest.....................................................  12
        2.06.  Payments....................................................................  12
        2.07.  Indemnity...................................................................  12
        2.08.  Use of Proceeds.............................................................  12
        2.09.  Fees........................................................................  13
        2.10.  Lender's Expenses...........................................................  13
        2.11.  Guaranty....................................................................  13

ARTICLE 3: COLLATERAL AND SECURITY AGREEMENT...............................................  13
        3.01.  Grant of Security Interest..................................................  13
        3.02.  Priority of Security Interests..............................................  14
        3.03.  Further Documentation; Pledge of Instruments................................  14
        3.04.  Further Identification of Collateral........................................  14
        3.05.  Remedies....................................................................  14
        3.06.  Standard of Care............................................................  15
        3.07.  Advances to Protect Collateral..............................................  15
        3.08.  License to Use..............................................................  15

ARTICLE 4: REPRESENTATIONS AND WARRANTIES..................................................  15
        4.01.  Organization and Qualification..............................................  15
        4.02.  Authority and Authorization.................................................  15
        4.03.  Execution and Binding Effect................................................  15
        4.04.  Governmental Authorizations.................................................  16
        4.05.  Regulatory Authorizations...................................................  16
        4.06.  Material Agreement; Absence of Conflicts....................................  16
        4.07.  No Restrictions.............................................................  16
        4.08.  Financial Statements........................................................  16
        4.09.  Financial Accounting Practices..............................................  17
        4.10.  Accurate and Complete Disclosure............................................  17
        4.11.  No Event of Default; Compliance with Material Agreements....................  17
        4.12.  Litigation..................................................................  17
        4.13.  Rights to Property..........................................................  17
        4.14.  Financial Condition.........................................................  17

        4.15.  Taxes.......................................................................  18
        4.16.  No Material Adverse Change..................................................  18
        4.17.  No Regulatory Event.........................................................  18
        4.18.  Trade Relations.............................................................  18
        4.19.  No Brokerage Fees...........................................................  18
        4.20.  Margin Stock; Regulation U..................................................  18
        4.21.  Investment Company; Public Utility Holding Company..........................  18
        4.22.  Personal Holding Company; Subchapter S......................................  18
        4.23.  ERISA.......................................................................  18
        4.24.  Environmental Warranties....................................................  19
        4.25.  Security Interests..........................................................  19
        4.26.  Place of Business...........................................................  19
        4.27.  Location of Collateral......................................................  19
        4.28.  Clear Title To Collateral...................................................  19
        4.29.  Assumed Names...............................................................  19
        4.30.  Transactions with Affiliates................................................  19
        4.31.  NTI Supply Agreement........................................................  19

ARTICLE 5: CONDITIONS OF CLOSING...........................................................  20
        5.01.  Closing Certificates........................................................  20
        5.02.  Opinions of Counsel.........................................................  20
        5.03.  Closing Documents...........................................................  20

ARTICLE 6: CONDITIONS OF LENDING...........................................................  21
        6.01.  Conditions for Initial Advance..............................................  21
        6.02.  Conditions for All Advances.................................................  21
        6.03.  Affirmation of Representations and Warranties...............................  23
        6.04.  Deadline for Funding Conditions.............................................  23

ARTICLE 7: AFFIRMATIVE COVENANTS...........................................................  23
        7.01.  Reporting and Information Requirements......................................  23
        7.02.  Other Notices...............................................................  25
        7.03.  Notice of Pension-Related Events............................................  25
        7.04.  Inspection Rights...........................................................  25
        7.05.  Preservation of Corporate Existence and Qualification.......................  26
        7.06.  Continuation of Business....................................................  26
        7.07.  Insurance...................................................................  26
        7.08.  Payment of Taxes, Charges, Claims and Current Liabilities...................  27
        7.09.  Financial Accounting Practices..............................................  28
        7.10.  Compliance with Laws........................................................  28
        7.11.  Use of Proceeds.............................................................  28
        7.12.  Government Authorizations; Regulatory Authorizations........................  28
        7.13.  Contracts and Franchises....................................................  28
        7.14.  Consents....................................................................  28
        7.15.  Financial Covenants.........................................................  28
        7.16.  Construction and Storage....................................................  28
        7.17.  Upgrade Equipment...........................................................  29

ARTICLE 8: NEGATIVE COVENANTS..............................................................  29
        8.01.  Additional Indebtedness.....................................................  29
        8.02.  Restrictions on Liens and Sale of Collateral................................  29
        8.03.  Prohibition of Mergers, Acquisitions, Name, Office or Business Changes, Etc.  29
        8.04.  Limitation on Equity Payments...............................................  30
        8.05.  Removal of Collateral.......................................................  30
        8.06.  Assumed Names...............................................................  30

ARTICLE 9: EVENTS OF DEFAULT...............................................................  30
        9.01.  Events of Default...........................................................  30
        9.02.  Consequences of an Event of Default.........................................  33
        9.03.  Exercise of Rights..........................................................  33
        9.04.  Rights of Secured Party; Possession or Sale of Collateral...................  33
        9.05.  Notices, Etc. Waived........................................................  34
        9.06.  Additional Remedies.........................................................  34
        9.07.  Application of Proceeds.....................................................  35
        9.08.  Discontinuance of Proceedings...............................................  35
        9.09.  Power of Attorney...........................................................  35
        9.10.  Regulatory Matters..........................................................  36

ARTICLE 10: GENERAL CONDITIONS/MISCELLANEOUS...............................................  36
        10.01. Modifications and Waivers...................................................  36
        10.02. Advances Not Implied Waivers................................................  36
        10.03. Deviation from Covenants....................................................  37
        10.04. Holidays....................................................................  37
        10.05. Records.....................................................................  37
        10.06. Notices.....................................................................  37
        10.07. FCC and PUC Approval........................................................  38
        10.08. Lender Sole Beneficiary.....................................................  38
        10.09. Lender's Review of Information..............................................  38
        10.10. No Joint Venture............................................................  38
        10.11. Severability................................................................  38
        10.12. Rights Cumulative...........................................................  38
        10.13. Duration; Survival..........................................................  39
        10.14. Governing Law...............................................................  39
        10.15.  Counterparts ..............................................................  39
        10.16. Successors and Assigns......................................................  39
        10.17. Participation...............................................................  40
        10.18. Time of Essence.............................................................  40
        10.19. Disclosures and Confidentiality.............................................  40
        10.20. Jurisdiction and Venue......................................................  41
        10.21. Jury Waiver.................................................................  41
        10.22. Limitation on Liability.....................................................  42
        10.23. Borrower Waivers............................................................  42
        10.24. Schedules...................................................................  42
        10.25. Agreement to Govern.........................................................  42
        10.26. Entire Agreement............................................................  42

                    SCHEDULES TO LOAN AND SECURITY AGREEMENT

Schedule 1           Borrower Information and Defined Terms
Schedule 1.01        Landlord Consents
Schedule 2.01        Maximum Advance Amounts
Schedule 2.02        Payment Terms and Governing Law
Schedule 2.09        Fees
Schedule 4.04        Required Consents
Schedule 4.05        Regulatory Authorizations
Schedule 4.07        Restrictions on Indebtedness
Schedule 4.08        Financial Statements
Schedule 4.12        Pending Litigation
Schedule 4.16        No Material Adverse Change
Schedule 4.17        Regulatory Event
Schedule 4.25        UCC Filing Offices
Schedule 4.26        Principal Offices and Location of Collateral
Schedule 4.29        Assumed Names
Schedule 4.30        Transactions with Affiliates
Schedule 6.02        Post-Closing Items
Schedule 7.07        Insurance/Certificate
Schedule 7.15        Financial Covenants



                     EXHIBITS TO LOAN AND SECURITY AGREEMENT

Exhibit A     Form of Note
Exhibit B     Form of Borrowing Certificate
Exhibit C     Form of Opinion of Counsel for Borrower and for Guarantor
Exhibit D     Form of Landlord's Consent
Exhibit E     Form of Environmental Certificate
Exhibit F     Form of Assignment and Acceptance
Exhibit G     Form of Certificate of Financial Condition
Exhibit H     Form of Guaranty

                           LOAN AND SECURITY AGREEMENT


        THIS LOAN AND SECURITY AGREEMENT ("Agreement") is dated as of July ____, 1997 by and between IXC CARRIER, INC., a Nevada corporation ("Borrower"), IXC COMMUNICATIONS, INC., a Delaware corporation ("Guarantor") and NTFC CAPITAL CORPORATION, a Delaware corporation ("Lender"), with offices at 220 Athens Way, Nashville, Tennessee 37228.

                              B A C K G R O U N D:

        1 Borrower has entered into the NTI Supply Agreement, as defined in
Section 1.01 hereof, providing for Borrower's purchase of certain telecommunications equipment and the license of associated software, all as described therein, and has requested Lender to extend credit to Borrower to finance such purchase and license.

        2 Lender is willing to extend such credit to Borrower upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                             ARTICLE 1: DEFINITIONS

        1.01. Certain Definitions. Certain terms are defined on Schedule 1 hereto. In addition to other words and terms defined in the preamble hereof or elsewhere in this Agreement, or on the Schedules hereto, the following words and terms shall have the following meanings unless the context otherwise clearly requires:

        "Advance(s)": any advance or loan of funds made by Lender to Borrower pursuant to this Agreement.

        "Affiliate": as applied to any Person, any second Person directly or indirectly controlling, controlled by, or under common control with that Person, or related to such Person by blood, marriage or adoption, except for the Trustees of the General Electric Pension Trust, Grumman Hill Associates, Inc. and Grumman Hill Investments, L.P. For purposes of this definition and the definition of "Subsidiary", a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or to cause the direction of, the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

        "Assignment": an Assignment and Acceptance in the form of Exhibit F hereto.

        "Basic Agreements": a collective reference to this Agreement, the Note, and the Security Documents.

        "Borrower": IXC Carrier, Inc., a Nevada corporation.

        "Borrowing Certificate": a certificate substantially in the form of Exhibit B hereto.

        "Borrowing Date": any Business Day on which an Advance is made to Borrower hereunder.

        "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada or New York, New York are authorized or required by law to close.

        "Calendar Quarter": each three month period starting on each January 1, April 1, July 1, and October 1, during the term of this Agreement.

        "Cash": at any time, the cash, cash equivalents or marketable investment grade securities held by Borrower free of any claims or encumbrances.

        "Cash Flow": during any fiscal period of Guarantor, the sum of (i) net income (or loss) (which may be a positive or negative number) for such period, plus (ii) all non-cash items deducted in determining such net income (or loss), minus (iii) all non-cash items added in determining such net income (or loss) during such period, less (iv) any Equity Payments pursuant to Section 8.04 hereof.

        "Certificate of Financial Condition": certificates substantially in the form of Exhibit G hereto, one certificate to be executed by Borrower and one certificate to be executed by Guarantor.

        "Change in Control": means (a) any change in the direct or indirect control of, or the ability or right to control, a majority of the voting shares of common stock in the Borrower; or (b) a majority of the board of directors of the Guarantor shall consist of directors other than (i) directors holding office as of the Closing Date or (ii) directors whose election was recommended by such directors or subsequent directors so recommended.

        "Closing Date": July 18, 1997.

        "Code": the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral": as defined in Section 3.01 hereof.

        "Commitment": as defined in Section 2.01 hereof.

        "Communications Law": any and all of (i) the Communications Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, (ii) any state law governing the provision of telecommunications services, and the rules and regulations of the PUC, all as the same may be in effect from time to time.

        "Consent": a consent to a collateral assignment of the NTI Supply Agreement or a Landlord Consent.

        "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing, directly or indirectly, any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

        "Conversion Date": as defined on Schedule 2.02 hereto.

        "Debt Service": for any fiscal period of Guarantor, the sum of all principal and interest payments that Guarantor is required to make during such period on account of all of its Indebtedness including, without limitation, (a) amounts due during such period on account of capitalized leases, (b) the then current portion of any long-term Indebtedness, (c) amounts due on short-term Indebtedness, and (d) amounts due under this Agreement and the Note.

        "Debt Service Coverage Ratio": at the end of any fiscal period, the ratio of Guarantor's Cash Flow for such fiscal period to Guarantor's Debt Service for such fiscal period.

        "Default": any of the conditions or occurrences specified in Section 9.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

        "Default Rate": a rate of interest equal to the lesser of (i) three percent (3%) over the Interest Rate, or (ii) the maximum permissible rate under applicable law in effect at any time.

        "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

        "Environmental Law": any current or future federal, state and local law (including common law), statute, regulation, ordinance, rulings, codes, judicial order, administrative order or terms of licenses or permits applicable to environmental conditions (including without limitation conditions relating to ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation all such laws governing employment, the generation, use, storage, disposal or transportation of toxic or hazardous substances or wastes (including, without limitation, asbestos and petroleum products), the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and Reauthorization Act of 1986, the Toxic Substances Control Act, the Clean Air Act, the Water Pollution Control Act, the Hazardous Waste Management Act, the Mineral Lands and Leasing Act, the Surface Mining Control and Reclamation Act, U.S. Department of Transportation Regulations, and all similar state and local laws, regulations, all as now or hereafter amended.

        "Equipment": the equipment and licensed or sub-licensed software manufactured or supplied by NTI to Borrower at any time pursuant to the NTI Supply Agreement or any purchase order issued by Borrower to NTI which is acquired by Borrower with proceeds of any Advance (or for which Borrower is reimbursed from the proceeds of any Advance), including installation and construction services provided by NTI pursuant thereto, and any and all additions, substitutions, and replacements to or of any of the foregoing, together with all attachments, components, parts, improvements, upgrades, and accessions installed thereon or affixed thereto.

        "Equity Payment": any distribution of earnings or capital by a Person to any Owner of such Person, or any redemption of stock interests, either directly or indirectly, whether in cash or property or in obligations of the Borrower or Guarantor.

        "Event of Default": any of the events specified in Section 9.01 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, under Section 9.01 or otherwise, has been satisfied.

        "Financing Termination Date": as defined on Schedule 2.02 hereto.

        "FCC": the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

        "First Borrowing Date": the date of the first borrowing by Borrower hereunder.

        "GAAP": subject to Section 1.02 hereof, generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrower's and Guarantor's independent certified public accountants concur), applied both to classification of items and amounts.

        "General Intangibles": as defined in Section 3.01 hereof.

        "Governmental Actions": actions by any Governmental Authority.

        "Governmental Authority": the federal government, any state or political subdivision thereof, any city or municipal entity, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantor": IXC Communications, Inc., a Delaware corporation.

        "Guaranty": the Unconditional Guaranty Agreement dated the Closing Date, executed by Guarantor, pursuant to Section 2.11 hereof, substantially in the form of Exhibit H hereto.

        "Indebtedness": as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (c) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, and (d) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments.

        "Indenture": the Indenture associated with the $285,000,000 in 12 1/2% Senior Notes Due 2005 issued by Guarantor on October 5, 1995.

        "Initial Payment Date": as defined on Schedule 2.02 hereto.

        "Interest Only Period": as defined on Schedule 2.02 hereto.

        "Interest Payment Date": as defined on Schedule 2.02 hereto.

        "Interest Rate": as defined on Schedule 2.02 hereto.

        "Landlord Consent": a consent substantially in the form of Exhibit D hereto or in other form acceptable to Lender, for the locations reasonably requested by Lender as identified on Schedule 1.01 hereto, to be executed by the owner/landlord, sublessor and/or licensor (including carriers) of real property where the Collateral is or is to be located.

        "Law": any law (including common law), constitution, statute, regulation, rule, ordinance, order, injunction, writ, decree or award of any governmental body or court of competent jurisdiction or of any arbitrator (including but not limited to ERISA, the Code, the UCC, any applicable tax law, product safety law, occupational safety or health law, Communications Law, Environmental Law and/or securities laws).

        "Lender": NTFC Capital Corporation and its successors and assigns.

        "Lender's Expenses": as defined in Section 2.10 hereof.

        "Lien": any mortgage, pledge, hypothecation, lien (statutory or other), judgment lien, security interest, security agreement, charge or other encumbrance, or other security arrangement of any nature whatsoever, including, without limitation, any installment contract, conditional sale or other title retention arrangement, any sale of accounts receivable or chattel paper, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

        "Loan Documents": a collective reference to this Agreement, the Note, the Security Documents, the Closing Memorandum, any Assignment and all other documents, instruments, agreements and certificates evidencing or securing any advance hereunder or any obligation for the payment or performance thereof and/or executed and delivered in connection with any of the foregoing.

        "Material Adverse Effect" or "Material Adverse Change": a material adverse effect on, or material adverse change in, (i) the business, operations or financial condition of Borrower or Guarantor, (ii) the ability of Borrower or Guarantor to perform its obligations under this Agreement, the Note, or the other Loan Documents, or (iii) the Lender's ability to enforce the rights and remedies granted under this Agreement or the other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

        "Maturity Date": the date defined on Schedule 2.02 hereto.

        "Note": collectively, one or more promissory notes issued by Borrower to Lender pursuant to this Agreement, and all extensions, renewals, modifications, replacements, amendments, restatements and refinancings thereof.

        "NTI": Northern Telecom Inc., a Delaware corporation.

        "NTI Supply Agreement": the Supply Agreement No. IXC9501N dated June 17, 1996, between Borrower and NTI, together with any amendments or supplements thereto and all purchase orders and invoices issued pursuant thereto, all as approved by Lender.

        "Obligations": all indebtedness, liabilities and obligations of Borrower or Guarantor to Lender of any class or nature, whether arising under or in connection with this Agreement and/or the other Loan Documents, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, whether for principal, interest, premiums, fees, expenses, lease obligations, indemnities or otherwise, including, without limitation, future advances of any sort, all future advances made by Lender for taxes, levies, insurance and/or repairs to or maintenance of the Collateral, the unpaid principal amount of, and accrued interest on, the Note, and any expenses of collection or protection of Lender's rights, including reasonable attorneys' fees.

        "Organizational Documents": the articles or certificate of incorporation and by-laws of a corporation and any other document governing the formation and conduct of business by such entity.

        "Owners": all presently existing and future shareholders of Borrower or Guarantor and all other Persons with ownership interests in Borrower or Guarantor.

        "Payment Date": as defined on Schedule 2.02 hereto.

        "PBGC": the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to its functions.

        "Permits": all consents, licenses, notices, approvals, authorizations, filings, orders, registrations, and permits required by any Governmental Authority for the construction and operation of the Equipment (excluding Regulatory Authorizations), issued or obtained as and when required in accordance with all Requirements of Law.

        "Permitted Encumbrances": the Liens permitted under Section 8.02 hereof.

        "Person": an individual, corporation, limited liability company, partnership, business or other trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

        "Plan": any employee pension benefit plan to which Section 4021 of ERISA applies and (i) which is maintained for employees of Borrower or Guarantor or
(ii) to which Borrower or Guarantor made, or was required to make, contributions at any time within the preceding five (5) years.

        "Proceeds": as defined in Section 3.01 hereof.

        "PUC": the public utilities commission for the state or any other jurisdiction in which the Borrower or Guarantor operates its telecommunications business or any portion of the Equipment is located, or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions, and any other Persons specified as such on Schedule 1 hereto.

        "Regulatory Authorizations": all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any telecommunications governmental or other regulatory authority, including, without limitation, any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or PUC or under any Communications Law necessary in order to enable the Borrower to own, construct, maintain and operate the Equipment, and any authorizations specified on Schedule 4.05 hereto.

        "Regulatory Event": any of the following events: (i) Lender becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility" or otherwise under any applicable law or governmental regulation, federal, state or local, solely as a result of the transactions contemplated by this Agreement and the other Loan Documents, or (ii) Borrower or Guarantor becomes subject to regulation by any Governmental Authority in any way that is materially different from the regulation existing at the Closing Date and that could materially adversely affect Borrower's or Guarantor's ability to perform its material obligations under the Loan Documents or Lender's rights thereunder, or (iii) the FCC or PUC issues an order revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any Regulatory Authorization that could materially adversely affect Borrower's or Guarantor's ability to perform its material obligations under the Loan Documents or Lender's rights thereunder.

        "Reportable Event": (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA.

        "Required Consents": the Governmental Authority approvals or consents of other Persons required with respect to the Borrower's or Guarantor's execution, delivery and performance of this Agreement and the other Loan Documents, as described in Section 4.04 hereto.

        "Requirement of Law": as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or transactions or to which such Person or any of its property or transactions is subject, including without limitation, all applicable common law and equitable principles, all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies, all Permits or Regulatory Authorizations issued to Borrower or Guarantor, all Communications Laws, and all Environmental Laws.

        "Responsible Officer": with respect to a corporation, its President or any Vice President or Treasurer; with respect to a partnership, its general partner (or the President, any Vice President or Treasurer of any corporate general partner, as applicable); with respect to a limited liability company, a member or manager (or the President, any Vice President or Treasurer of any corporate member or manager), or the President or any Vice President of any other Person.

        "SEC": the Securities and Exchange Commission.

        "Security Documents": this Agreement, the Landlord Consents, the Consents, the Guaranty, all financing statements, and any other documents granting, evidencing, or perfecting any security interest or Lien with respect to or securing any of the Obligations.

        "Site(s)": any of the sites where Equipment is or is to be located.

        "Software" and "Software Licenses": any software now or hereafter owned by, or licensed to, Borrower or with respect to which Borrower has or may have license or use rights.

        "Subsidiary": as to any Person, any corporation or other entity that is an Affiliate of such Person and of which shares of stock or equity interests having ordinary voting power with respect to the election of one or more directors or other managers of such corporation are at the time directly or indirectly owned or controlled by such Person (regardless of any contingency which does or may suspend or dilute the voting rights of such class).

        "UCC": the Uniform Commercial Code as the same may from time to time be in effect in the State of Tennessee, or the Uniform Commercial Code of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

        "Working Capital": unencumbered and unrestricted capital of Borrower or Guarantor available for general operational purposes after provision for all current liabilities.

        1.02. Accounting Principles; Subsidiaries. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), consistently applied, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Any requirement to provide annual financial statements and quarterly reports pursuant to this Agreement may be satisfied by providing copies of reports filed with the SEC. All accounting and financial terms herein shall be deemed to include references to consolidation principles, and covenants, representations and agreements with respect to the Guarantor and its properties and activities shall be deemed to refer to the Guarantor and its consolidated Subsidiaries collectively.

        1.03. UCC Terms. Except as otherwise provided or amplified (but not limited) herein, terms used in this Agreement that are defined in the UCC shall have the same meanings herein.

        1.04. General Construction; Captions. All definitions and other terms used in this Agreement shall be equally applicable to the singular and plural forms thereof, and all references to any gender shall include all other genders. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The captions and table of contents in this Agreement and the other Loan Documents are for convenience only, and in no way limit or amplify the provisions hereof.

        1.05. References to Documents and Laws. All defined terms and references in this Agreement or the other Loan Documents with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements of and to such documents. All references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

        1.06. Currency. All defined terms and references in this Agreement or the other Loan Documents with respect to Advances, payments, prepayments, specific dollar amounts, or any other currency transaction shall be deemed to be made in lawful money of the United States of America.

                               ARTICLE 2: ADVANCES

        2.01. Commitment. Subject to the terms and conditions herein provided, and so long as no Event of Default has occurred and is continuing hereunder, Lender agrees to lend to Borrower from time to time before the Financing Termination Date, an aggregate principal amount not to exceed the amount set forth on Schedule 2.01 hereto as the maximum principal amount (the "Commitment"). All amounts advanced hereunder shall be used solely for Equipment and related services previously purchased from NTI, as identified on Schedule
2.01 hereto, or for the purchase of additional Equipment and related services from NTI, as identified on the Borrowing Certificate for each Advance. Amounts not exceeding the amount specified on Schedule 2.01 hereto may be used for legal fees, charges, expenses and closing costs and other expenses incurred by Borrower or incurred by Lender and payable by Borrower under Section 2.10 hereof.

        2.02. Note and Payment Terms.

                (a) Promissory Note. The Advances shall be evidenced by the Note substantially in the form of Exhibit A hereto, with appropriate insertions. The Note shall be executed by Borrower, payable to the order of Lender, and shall evidence the obligation of Borrower to repay all principal amounts advanced under or pursuant to this Agreement, together with interest and all other amounts due thereunder. The Note shall be dated the Closing Date, have a stated maturity that is the Maturity Date, and bear interest at the Interest Rate from the First Borrowing Date until the Note or any amount thereunder is paid in full (whether on the Maturity Date, by acceleration or otherwise). All schedules attached to the Note shall be deemed a part thereof. Any such schedule may be amended by Lender from time to time to reflect changes in the amounts includable thereon, but the failure to attach or amend any schedule shall not diminish the obligation of Borrower to repay all amounts due hereunder or on the Note.

                (b) Interest Payments. Interest shall accrue on the principal amount outstanding on the Note for each separate Advance at the applicable Interest Rate for each Advance and shall be payable, in arrears, on each Interest Payment Date. Interest only shall be payable during the Interest Only Period, and thereafter all accrued interest shall be payable, in arrears, with the principal payments described below.

                (c) Principal Payments. On the Conversion Date, the Note shall automatically convert to a term certain of twenty (20) consecutive quarters, and principal shall be paid in twenty (20) equal consecutive quarterly installments, plus accrued interest, commencing on March 31, 1998 and on each Payment Date thereafter until the Maturity Date; provided, however, that the principal payment amounts shall be recalculated by Lender if any Advances are made hereunder after the Conversion Date, based on the aggregate amount of all Advances made at any time. The amount of each quarterly payment shall be calculated, at the outset, by amortizing the amount of all principal amounts outstanding on the Conversion Date. It is intended that the above amortization schedule will fully amortize the principal amounts advanced under the Note. The final payment shall be in an amount equal to all outstanding principal, accrued and unpaid interest, premiums, expenses, fees, penalties and all other unpaid charges due under the Note and this Agreement.

                (d) Late Payments and Default Rate. Notwithstanding the foregoing, if Borrower shall fail to pay within ten (10) days after the due date any principal amount or interest or other amount payable under this Agreement or under the Note, Borrower shall pay to Lender, to defray the administrative costs of handling such late payments, an amount equal to interest on the amount unpaid, to the extent permitted under applicable law, at the Default Rate (instead of the Interest Rate), from the due date until such overdue principal amount, interest or other unpaid amount is paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under Section 9.01 hereof. In addition, but without duplication, upon the occurrence and during the continuance of an Event of Default, all outstanding amounts hereunder shall bear interest at the Default Rate (instead of the Interest Rate) until such amounts are paid in full or such Event of Default is waived in writing by Lender.

                (e) Excess Interest. Notwithstanding any provision of the Note, this Agreement or any other Loan Document to the contrary, it is the intent of Lender and Borrower that Lender or any subsequent holder of the Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable Law, as amended or enacted from time to time. In the event Lender, or any subsequent holder of the Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be applied to any other outstanding indebtedness of Borrower due to Lender, and if none is outstanding, shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, Lender or any subsequent holder of any Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

        2.03. Procedures for Borrowing.

                (a) Timing of Advances. Advances shall not be made more than once per month. Each Advance (other than the last Advance) shall be in an aggregate principal amount of not less than $100,000. No amounts may be borrowed hereunder on or after the Financing Termination Date. Lender is hereby authorized to retain from each Advance all amounts of Lender's Expenses accrued and unpaid by Borrower, for which invoices have been sent to Borrower at least five (5) Business Days before such Advance. In any event, all outstanding legal fees, charges and expenses not paid by Borrower prior to any Borrowing Date shall be paid before any Advance is made or concurrently with such Advance.

                (b) Borrowing Certificates. To request an Advance hereunder, Borrower shall send to Lender, at least ten (10) Business Days prior to the requested Borrowing Date, a completed Borrowing Certificate, along with invoices, a copy of the relevant Federal Reserve Statistical Release H.15 report quoting the applicable five (5) year constant maturity Treasury Bill rate, and such other supporting documentation as Lender may reasonably request. Lender is hereby authorized to add to any Borrowing Certificate all amounts payable by Borrower to Lender in respect of legal fees, charges and expenses arising or incurred by Lender, to the extent such fees, charges and expenses have then been incurred or charged and may be paid from Advances.

                (c) Transmission of Advances. Advances shall be made by wire transfer to the account(s) specified in the applicable Borrowing Certificate, except that (i) proceeds of the Advances may be transmitted, at Lender's option, directly to an NTI account for payment of any unpaid NTI invoices, and (ii) Advances shall be made to Borrower only to the extent that Borrower provides Lender with satisfactory evidence that the amount of such Advance has been paid to NTI. No further authorization shall be necessary for any such direct disbursements, and each such Advance shall satisfy pro tanto the obligations of the Lender under this Agreement.

                (d) Borrowing Dates. Advances shall be made by Lender on the Borrowing Date specified in the applicable Borrowing Certificate if all conditions for such Advance have been satisfied, or on such later Business Day as all conditions for such Advance shall have been satisfied, as determined by Lender.

                (e) Advances After Default. At its option, after the occurrence and continuance of a Default, Lender may but shall not be obligated to make direct payment of a portion or all of an Advance to any Person (including without limitation NTI, suppliers, sub-contractors and materialmen) to whom Lender in good faith determines payment is due with respect to the Equipment, and any proceeds so disbursed by Lender shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. No further authorization from Borrower shall be necessary to warrant such direct payments, and the execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization and power of attorney so to make such direct payments hereunder. All such direct payments are Advances and shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Security Documents as fully as if made directly to Borrower.

        2.04. Prepayments.

                (a) Voluntary Prepayments. On or after the Conversion Date, the Borrower may, at its option, at any time and from time to time, prepay the Advances in whole or in part, upon at least four (4) Business Day's prior written notice to the Lender specifying the date and amount of prepayment, in a minimum amount of $250,000, plus the premium described below, and all accrued but unpaid interest thereon. Such notice shall be irrevocable and the principal amount specified in such notice shall be due and payable on the date specified together with accrued interest on the amount prepaid. Any such prepayment shall be subject to a prepayment premium equal to a percentage of the amount prepaid as follows: zero percent (0%) if prepayment is made on the Conversion Date, and with respect to any prepayment occurring after the Conversion Date, a prepayment premium equal to the excess, if any, of (a) the present value, as of the date of such prepayment, of all loan payments that, but for such prepayment, would have been payable after the date of the prepayment over (b) the principal amount of the note being prepaid. The present value calculated pursuant to clause (a) of the preceding sentence shall be determined by discounting the amounts of such installments from their respective payment dates to the date of the prepayment at a rate equal to the weighted average yield to maturity of the United States Treasury securities with a maturity equal to the then remaining average life of the Note plus one half of one percent (1/2%).

                Amounts prepaid may not be reborrowed and shall be applied as provided in Section 2.04(c). Excess interest payments under Section 2.02(e) or prepayments made from insurance proceeds pursuant to Section 7.07(c) or with any condemnation proceeds shall not be subject to a prepayment premium. No voluntary prepayments shall be permitted prior to the Conversion Date.

                (b) [intentionally deleted]

                (c) Application of Prepayments. Any prepayments shall be applied first to interest, then to premium, then to expenses, and then to the installments of principal in reverse order of maturity. In addition, principal installments shall be applied to each separate Advance with the oldest Advance being prepaid first, until the remaining principal outstanding on each such Advance is fully prepaid.

        2.05. Computation of Interest. Interest shall be expressed as an annual rate of interest, shall be compounded monthly, and shall be calculated daily on the basis of a 360-day year for the actual days elapsed in the period during which it accrues, at the applicable Interest Rate for each Advance.

        2.06. Payments. All payments and prepayments to be made in respect of principal, interest, prepayment premiums or other amounts due from Borrower hereunder or under the Note shall be payable on or before 1:00 p.m., Nashville time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to Lender at Lender's office at 220 Athens Way, Nashville, Tennessee 37228-1399, or such other location specified in writing by Lender, in immediately available funds, without setoff, recoupment, counterclaims or any other deduction of any nature.

        2.07. Indemnity. Borrower hereby indemnifies Lender against any losses, claims, penalties, expenses, actions, suits, obligations, liabilities and Liens (and all costs and expenses, including reasonable attorneys' fees incurred in connection therewith), that Lender has sustained or incurred or may sustain or incur in connection with any of the Collateral, or the enforcement, performance or administration of the Loan Documents, or as a consequence of any default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Loan Documents, including without limitation, the breach of any representation or warranty, any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, fee or any other amount due hereunder or under the Note, and any failure of Borrower to comply with all applicable Requirements of Law (collectively, "Claims") except to the extent of any Claims caused solely by Lender's gross negligence or willful misconduct. Borrower's obligations under this Section 2.07 shall be part of the Obligations and shall be secured by the Collateral. Borrower agrees that upon written notice by Lender of the assertion of any Claims, Borrower shall, at Lender's option, either assume full responsibility for, or reimburse Lender for the reasonable costs and expenses of, the defense thereof. Lender shall have no liability for consequential or incidental damages of any nature. The provisions of this Section 2.07 shall survive the termination of this Agreement and payment of the Obligations.

        2.08. [Intentionally deleted].

        2.09. Fees. Borrower shall pay Lender the fees described on Schedule
2.09 hereto in connection with this Agreement.

        2.10. Lender's Expenses. Borrower agrees (a) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred or arising in connection with the negotiation, review, preparation and execution of this Agreement, the Loan Documents, any commitment or proposal letter, or any amendment, supplement, waiver, modification to, or restructuring of this Agreement, the Obligations or the other Loan Documents, including, without limitation, reasonable legal fees and disbursements, expenses, document charges and other charges and expenses of Lender, (b) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred in connection with the administration of the Advances or the enforcement, protection or preservation of any rights under or in connection with this Agreement or any other Loan Documents, including, without limitation, reasonable legal fees and disbursements, audit fees and charges, and all out-of-pocket expenses, (c) to pay, indemnify, and to hold Lender harmless from, any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (excluding income and franchise taxes and taxes of similar nature), if any, which may be payable or determined to be payable in connection with the execution and delivery or recordation or filing of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents. All of the amounts described in this Section are referred to collectively as the "Lender's Expenses", shall be payable upon Lender's demand, and shall accrue interest at the Interest Rate in effect when such demand is made from five (5) days after the date of demand until paid in full. All Lender's Expenses, and interest thereon, shall be part of the Obligations and shall be secured by the Collateral. The agreements in this Section 2.10 shall survive repayment of the Obligations. All Lender's Expenses that are outstanding on any Borrowing Date shall be paid before or with such advance. If Borrower has not paid to Lender the amount of all Lender's Expenses billed to Borrower at least five (5) Business Days before such Borrowing Date, Lender shall be authorized to retain from any Advance on such Borrowing Date the amount of such Lender's Expenses that remain unpaid. Borrower's obligation to pay Lender's Expenses shall not be limited by any limitation on the amount of the Commitment that may be designated as available for such purposes, and any amounts so designated shall be used to pay Lender's Expenses accrued at the time of any Advance before any of Borrower's legal fees or similar expenses.

        2.11. Guaranty. The Guarantor shall unconditionally guarantee prompt and full payment of all the Obligations pursuant to the Guaranty.


                  ARTICLE 3: COLLATERAL AND SECURITY AGREEMENT

        3.01. Grant of Security Interest. Borrower (as debtor) hereby assigns to Lender as collateral, and grants to Lender (as secured party) a continuing security interest in and to, all of the Borrower's right, title and interest in and to the following property, whether now owned or hereafter acquired or arising, wherever located, together with all substitutions therefor and all accessions, replacements and renewals thereof, and in all proceeds thereof (collectively, the "Collateral"):

                (a) All the Equipment and Borrower's rights under the NTI Supply Agreement pertaining to such Equipment;

                (b) All general intangibles and intangible property constituting part of, or provided by or through NTI in connection with, the Equipment, or necessary for the proper operation of the Equipment, including without limitation insurance proceeds and amounts due under insurance policies, licenses, license rights, rights in intellectual property, Software, Software Licenses, computer programming (including source codes, object codes and all other embodiments of computer programming or information), refunds, warranties and indemnification rights, and all amounts owed at any time to Borrower by Lender or NTI (collectively, "General Intangibles"); and

                (c) All proceeds and products of any of the foregoing, including without limitation (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), and (iii) any and all cash proceeds and non-cash proceeds in the form of equipment, inventory, contracts, accounts, general intangibles, chattel paper, documents, instruments, securities, or other proceeds in connection with the collateral (collectively, "Proceeds").

        3.02. Priority of Security Interests. The security interests granted by Borrower to Lender are and shall be continuing and indefeasible first-priority security interests in the Collateral, subject to no Liens except for Liens permitted under Section 8.02 hereof.

        3.03. Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower shall promptly execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action, as the Lender may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statements or amendments under the UCC. Financing Statements or amendments thereto describing the Equipment being purchased with the proceeds of each Advance (or for which reimbursement is being requested) will be completed and filed at the time of such Advance. The Borrower also hereby authorizes the Lender to file any such financing statement or amendment thereto, without the signature of the Borrower, or with a copy or telecopy of the Borrower's signature, to the extent permitted by applicable law, or to execute any financing statement or amendment thereof on behalf of the Borrower as Borrower's attorney-in-fact. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument or any certificated securities, such note, instrument or certificate shall be immediately pledged and delivered to the Lender hereunder, duly endorsed in a manner satisfactory to the Lender.

        3.04. Further Identification of Collateral. Borrower shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail. Borrower shall identify Equipment to be purchased with proceeds of each Advance on the Borrowing Certificate for such Advance.

        3.05. Remedies. Lender shall have all the rights and remedies of a secured party under the UCC, and shall be entitled to exercise any and all remedies available under Article 9 hereof or otherwise available at law or in equity upon the occurrence of an Event of Default.

        3.06. Standard of Care. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but Lender's failure to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

        3.07. Advances to Protect Collateral. All insurance expense and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by Borrower to any landlord of any premises where any of the Collateral may be located), and, any and all taxes shall be borne and paid by Borrower. Lender may (but shall not be obligated to) make advances to preserve, protect or obtain any of the Collateral, including advances to pay taxes, insurance and the like, and all such advances shall become part of the Obligations owing to Lender hereunder and shall be payable to Lender on demand, with interest thereon from the date of such advance until paid at the Default Rate in effect on the date of such advance.

        3.08. License to Use. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any tangible or intangible property or rights of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and franchise agreements with respect to the Collateral shall inure to Lender's benefit.


                    ARTICLE 4: REPRESENTATIONS AND WARRANTIES

        Borrower and Guarantor hereby represent and warrant to Lender as follows:

        4.01. Organization and Qualification. Each of the Borrower and the Guarantor is duly organized, validly existing and in good standing as a corporation under the laws of its state of organization. Each of the Borrower and the Guarantor is duly qualified to do business and in good standing in each jurisdiction in which the failure to receive or retain such qualification would have a Material Adverse Effect.

        4.02. Authority and Authorization. Each of the Borrower and the Guarantor has all requisite corporate right, power, authority and legal right to execute and deliver and perform its obligations under this Agreement, to make the borrowings provided for herein, and to execute and deliver and to perform its obligations under the Note. The Borrower's and the Guarantor's execution, delivery and performance of the Basic Agreements have been duly and validly authorized by all necessary corporate proceedings on the part of each of the Borrower and the Guarantor.

        4.03. Execution and Binding Effect. This Agreement, the Note and all other Basic Agreements have been or will be duly and validly executed and delivered by the Borrower and the Guarantor, and constitute or, when executed and delivered will constitute, the legal, valid and binding obligations of Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally.

        4.04. Governmental Authorizations. Except for the consents identified on
Schedule 4.04 hereto (the "Required Consents"), no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with execution and delivery of this Agreement, the Note or any other Loan Documents by Borrower or Guarantor, consummation of the transactions herein or therein contemplated, performance of or compliance by Borrower or Guarantor with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

        4.05. Regulatory Authorizations. Borrower or Guarantor holds all authorizations, permits and licenses required by the FCC or the PUC or any Communications Law for the construction and operation of the Borrower's and Guarantor's telecommunications system, and all such Regulatory Authorizations are either: in full force and effect, are subject to no further administrative or judicial review and are therefore final; or any Regulatory Authorizations that are not in full force and effect will not have a material adverse affect on the operations or financial condition of Borrower or Guarantor. Lender will not by reason of the execution, delivery and performance (other than the enforcement of remedies) of any of the Loan Documents, be subject to the regulation or control of either the FCC or the PUC. The Regulatory Authorizations are described on Schedule 4.05.

        4.06. Material Agreement; Absence of Conflicts. The execution and delivery of this Agreement, the Note and the other Loan Documents, the consummation of the transactions herein or therein contemplated and the performance of or compliance with the terms and conditions hereof or thereof by Borrower and Guarantor will not (a) materially violate any applicable Law; (b) conflict with or result in a material breach of or a default under the Organizational Documents of the Borrower or the Guarantor or any agreement or instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or its properties is bound; or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of Borrower or Guarantor except as otherwise contemplated by this Agreement.

        4.07. No Restrictions. Each of Borrower and Guarantor is not a party or subject to any contract, agreement, or restriction in its Organizational Documents that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business, except as set forth on Schedule 4.07 hereto. Each of Borrower and Guarantor is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 4.07, none of which prohibit the Borrower's or Guarantor's execution of or compliance with this Agreement. Neither Borrower nor Guarantor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Encumbrance.

        4.08. Financial Statements. Guarantor has furnished to Lender the most recent annual or quarterly financial statements of the Guarantor, certified by a Responsible Officer of the Guarantor, including balance sheets and related statements of income and retained earnings and changes in financial position, as described on Schedule 4.08 hereof. Such financial statements (including the notes thereto) present fairly the financial condition of Guarantor on a consolidated basis as of the end of such fiscal period and the results of its operations and the changes in its financial position for the fiscal period then ended, all in conformity with GAAP (except that quarterly reports may omit accompanying notes thereto and may be subject to year-end audit adjustments) applied on a basis consistent with that of the preceding fiscal period. Any projections and pro forma financial statements delivered by Guarantor to Lender were prepared in good faith, based on reasonable assumptions, including without limitation, the cost of capital.

        4.09. Financial Accounting Practices. Each of Borrower and Guarantor has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its respective transactions and dispositions of its assets, and shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        4.10. Accurate and Complete Disclosure. No representation or warranty made by Borrower or Guarantor under this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation or warranty) and no statement made by Borrower or Guarantor in any financial statement, certificate, report, exhibit or document furnished by Borrower or Guarantor to Lender pursuant to or in connection with this Agreement (including without limitation any filings with the Securities Exchange Commission, the FCC or the PUC) was false or misleading as of the date made in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). There are no facts that evidence or create a Material Adverse Effect, or, so far as the Borrower and Guarantor can now foresee, will evidence or create a Material Adverse Effect, which has not been set forth in the financial statements referred to in Section 4.08 hereof or otherwise disclosed in writing to the Lender prior to the First Borrowing Date.

        4.11. No Event of Default; Compliance with Material Agreements. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default after giving effect to the Advance to be made on the First Borrowing Date. As of the date hereof, each of Borrower or Guarantor is not in violation of any term of its material agreements or instruments to which it is a party or by which it or its properties is bound.

        4.12. Litigation. Except as set forth in Schedule 4.12, there is no pending action, suit or threatened proceeding by or before any Governmental Authority against or affecting Borrower or Guarantor or any of their properties, rights or licenses which if adversely decided would have a Material Adverse Effect.

        4.13. Rights to Property; Intellectual Property. Borrower has good and marketable title, subject only to the Permitted Encumbrances, to the Collateral and to all personal and real property purported to be owned by it as reflected in the most recent balance sheet referred to in Section 4.08 hereof (except as sold or otherwise disposed of in the ordinary course of business as no longer used or useful in the conduct of the business). Borrower owns or possesses the right to use all patents, trademarks, service marks, trade names, copyrights, know-how, franchises, software and software licenses necessary for the operation of its business, free from burdensome restrictions.

        4.14. Financial Condition. Each of Borrower's and Guarantor's financial condition is accurately described in the Certificate of Financial Condition executed by Borrower and Guarantor pursuant hereto.

        4.15. Taxes. Each of Borrower's and Guarantor's federal tax identification numbers is set forth on Schedule 1 hereto. All tax returns required to be filed by Borrower or Guarantor have been properly prepared, executed and filed, and all taxes, assessments, fees and other governmental charges upon Borrower or Guarantor or upon any of its respective properties, incomes, sales or franchises which are shown to be due and payable thereon have been paid, other than taxes or assessments the validity or amount of which Borrower or Guarantor is contesting in good faith. The reserves and provisions for taxes on the books of Borrower and Guarantor are adequate for all open years and for its current fiscal period.

        4.16. No Material Adverse Change. Since the date of the financial statements referenced in Section 4.08, there has been no Material Adverse Change and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect or prevent Borrower or Guarantor from conducting its business after the consummation of the transaction contemplated by this Agreement.

        4.17. No Regulatory Event. No Regulatory Event has occurred and is continuing, except as described on Schedule 4.17 hereto.

        4.18. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or Guarantor and any carrier, any labor organizations, any customer or any group thereof whose agreements with Borrower or Guarantor or use of the Borrower's or Guarantor's Equipment individually or in the aggregate are material to the business of Borrower or Guarantor, or with any material supplier.

        4.19. No Brokerage Fees. No brokerage or other fee, commission or compensation is to be paid by Borrower or Guarantor to any Person in connection with the loans to be made hereunder. Each of Borrower and Guarantor hereby indemnifies Lender against any claims brought against Lender for brokerage fees or commissions of any Person based on an agreement with Borrower or Guarantor and agrees to pay all expenses incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

        4.20. Margin Stock; Regulation U. Neither Borrower nor Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The making of the Advances and the use of the proceeds thereof will not violate Regulations G, U or X of the Board of Governors of the Federal Reserve System.

        4.21. Investment Company; Public Utility Holding Company. Each of Borrower and Guarantor is not an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.22. Personal Holding Company; Subchapter S. Each of Borrower and Guarantor is not a "personal holding company" as defined in Section 542 of the Code, and Borrower is not a "Subchapter S" corporation within the meaning of the Code.

        4.23. ERISA. (i) With respect to any Plan, there is no Reportable Event currently under consideration by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) no Plan has been terminated, (iii) no trustee has been appointed by any United

States District Court to administer any Plan, (iv) the PBGC has not instituted proceedings to terminate any Plan or to appoint a trustee to administer any such Plan, (v) neither the Borrower nor the Guarantor has withdrawn, completely or partially, from any Plan and (vi) neither the Borrower nor the Guarantor has incurred secondary liability for withdrawal liability payments under any Plan.

        4.24. Environmental Warranties. Neither the Borrower nor the Guarantor is in violation of any Environmental Laws applicable to Borrower, Guarantor or their business or to the real or personal property owned, leased or operated by Borrower or Guarantor that will have a material adverse affect on the operations or financial condition of Borrower or Guarantor Neither Borrower nor Guarantor has received notice of, or is aware of, any violations or alleged violations, or any liability or asserted liability, under any such Environmental Laws that will have a material adverse affect on the operations or financial condition of Borrower or Guarantor.

        4.25. Security Interests. The provisions of Article 3 hereof are effective to create in favor of Lender a legal, valid and enforceable Lien on or security interest in all of the Collateral, and, when the recordings and filings described on Schedule 4.25 hereto have been effected in the public offices listed on said Schedule 4.25, this Agreement will create a perfected first-priority security interest in all right, title, estate and interest of Borrower in the Collateral, and subject to no other Liens except for Permitted Encumbrances. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral will have been duly taken prior to the First Borrowing Date. The recordings and filings shown on said Schedule
4.25 are all the actions necessary or advisable in order to establish, protect and perfect the interest of Lender in the Collateral.

        4.26. Place of Business. The chief executive offices of Borrower and Guarantor are identified on Schedule 4.26 hereto. The Borrower's and Guarantor's principal places of business in the state(s) where the Equipment is located are identified on Schedule 4.26 hereto. The Borrower's records concerning the Collateral are kept at one or both of these addresses.

        4.27. Location of Collateral. The Collateral is and will be kept at the locations identified on Schedule 4.26 hereto or such other locations as may be permitted under Section 8.05.

        4.28. Clear Title To Collateral. The Borrower is the sole owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens, claims, or rights of others, except for the security interest granted herein to the Lender and the other Permitted Encumbrances.

        4.29. Assumed Names. Except as set forth on Schedule 4.29 hereto, Borrower or Guarantor does not conduct business under any assumed names or trade names, and has not conducted business under any other names, or any assumed names or trade names, at any time prior to the date hereof.

        4.30. Transactions with Affiliates. No Affiliate and no officer, director or Owner of the Borrower or Guarantor or any individual related by blood, marriage, adoption or otherwise to any such officer, director or Owner or Guarantor, or any Person in which any such officer, director, Owner, Guarantor or individual related thereto owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Borrower or Guarantor or has any material interest in any material property used by the Borrower or Guarantor, except as set forth on Schedule 4.30 hereto.

        4.31. NTI Supply Agreement. The NTI Supply Agreement has been duly executed and delivered by the Borrower and NTI, is in full force and effect, and a true, correct and complete copy thereof (including all annexes, attachments and amendments thereto) has been delivered to Lender, and there are no other side letters, waivers or other agreements affecting the terms thereof.


                        ARTICLE 5: CONDITIONS OF CLOSING

        On or before the Closing Date, the following conditions shall have been satisfied:

        5.01 Closing Certificates. A certificate of Borrower and a certificate of Guarantor signed by a duly authorized Responsible Officer, certifying as to
(i) true copies of Organizational Documents of Borrower and Guarantor in effect on such date; (ii) true copies of all corporate action taken by Borrower and Guarantor and corporate action relative to this Agreement, the Note and the other Loan Documents; (iii) the names, true signatures and incumbency of the Responsible Officers of Borrower and Guarantor authorized to execute and deliver this Agreement, the Note and the other Loan Documents; (iv) Certificates of Good Standing (or equivalent certificate) for the Borrower and Guarantor, duly issued by the Secretary of State of each state in which the Borrower and Guarantor do business or intend to do business; and (v) such other matters as Lender shall request.

        5.02 Opinions of Counsel. Lender shall have received a written opinion of counsel to Borrower, substantially in the form of Exhibit C hereto, dated as of the Closing Date and in form and substance satisfactory to Lender.

        5.03. Closing Documents. Lender shall have received the following documents, all in form and substance satisfactory to Lender:

                (a) Agreement. This Agreement, duly executed by Borrower and Guarantor;

                (b) Note. The Note, duly executed by Borrower;

                (c) NTI Supply Agreement. A copy of the executed NTI Supply Agreement;

                (d) Insurance. Policies and certificates of insurance required by Section 7.07, accompanied by evidence of the payment of the premiums therefor;

                (e) Financial Statements. The financial statements described in
        Section 4.08 hereof;

                (f) Balance Sheet. The most recent quarterly consolidated balance sheet of the Guarantor filed with the SEC, certified by a Responsible Officer as fairly presenting the financial condition of the Guarantor.

                (g) Certificate of Financial Condition. A Certificate of Financial Condition duly executed by a Responsible Officer of the Borrower and a Responsible Officer of the Guarantor.

                (h) Guaranty. The Guaranty duly executed by Guarantor, together with a legal opinion of Guarantor's counsel in the form and substance satisfactory to Lender and such other supporting documentation as Lender may reasonably require.

                (i) Map or Survey and Layout. A detailed map or survey describing in detail the Equipment by location by address or lot and block plat or mileage marker, the necessary physical spaces and locations owned or leased for operation of Equipment.

                (j) Environmental Matters. Duly executed Environmental Certificates, satisfactory to Lender, with respect to the locations of the Equipment, substantially in the form of Exhibit E hereto.


                        ARTICLE 6: CONDITIONS OF LENDING

        6.01. Conditions for Initial Advance. On or before the First Borrowing Date, the following conditions shall have been met to Lender's satisfaction:

                (a) Financing Statements. Lender shall have received all UCC-1 financing statements necessary to perfect the Liens granted hereby in form and substance satisfactory to Lender, each duly executed by Borrower, and duly recorded in all the offices identified on Schedule
        4.25 hereto.

                (b) Pre-Funding Lien Searches. Lender shall have received satisfactory results of Lien searches in all jurisdictions reasonably determined by Lender to be appropriate reflecting the filing of financing statements in favor of Lender pursuant hereto and no other Liens other than Permitted Encumbrances on any of the Collateral.

                (c) Required Consents. Lender shall have received satisfactory evidence of the Borrower's or Guarantor's obtaining the Required Consents.

                (d) Fees. Lender shall have received the fee(s) described in
        Section 2.09 hereof.

        6.02. Conditions for All Advances. The obligation of Lender to make any Advance hereunder is subject to the Borrower's and Guarantor's performance of its obligations hereunder on or before the date of such Advance, and to the satisfaction of the following further conditions on or before the Borrowing Date for any Advance, including the first Advance:

                (a) Filings, Registrations and Recordings. Any financing statements or other recordings required hereunder shall have been properly filed, registered or recorded in each office in each jurisdiction required in order to create in favor of the Lender a perfected first- priority Lien on the Collateral, subject to no other Lien; the Lender shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing officer; and Lender shall have received results of searches of such filing offices, and satisfactory evidence that any other Liens (other than Permitted Encumbrances) on the Collateral have been duly released, that all necessary filing fees, recording fees, taxes and other expenses related to such filings, registrations and recordings have been paid in full.

                (b) Borrowing Certificate. Lender shall have received a duly executed Borrowing Certificate in the form of Exhibit B, including a detailed itemization of all costs of goods and services to be paid with the proceeds of the Advance (or for which reimbursement is being requested) and accompanied by supporting documentation satisfactory to Lender, attached as Schedule 1 to the Borrowing Certificate.

                (c) Reporting Requirements. Borrower and Guarantor shall have provided Lender with all relevant reports and information required under
        Article 7 hereof.

                (d) No Regulatory Event. No Regulatory Event (in either Borrower's, Guarantor's or Lender's reasonable determination) shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

                (e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

                (f) No Material Adverse Change. No Material Adverse Change shall have occurred, or would occur after giving effect to such Advance, since the date of the last financial statements delivered to Lender pursuant to Section 4.08 or 7.01 hereof.

                (g) Representations and Warranties. The representations and warranties contained in Article 4 hereof shall be true on and as of the date of each such Advance hereunder.

                (h) Lender's Expenses. All closing costs, and other Lender's Expenses shall have been paid in full, (or shall be paid first from such Advance as provided in Section 2.03 hereof).

                (i) Opinions. Lender shall have received from Borrower and Guarantor such opinions of counsel for the Borrower and Guarantor as may be reasonably acceptable to Lender in form and substance with respect to the perfection and priority of the Liens created by the Security Documents in each such jurisdictional location.

                (j) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Lender and Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to Lender, as Lender may from time to time request.

                (k) Consents. Lender shall have received all Consents duly executed by all parties and in form satisfactory to Lender.

                (l) Post-Closing Items. The post-closing items described on
        Schedule 6.02 hereto, if any, shall have been completed in the time permitted, and Borrower and Guarantor shall have provided Lender with satisfactory evidence thereof.

                (m) Financing Statements or Amendments. Lender shall have received executed financing statements or amendments required by Section
        3.03 hereof.

        6.03. Affirmation of Representations and Warranties. Any Borrowing Certificate or other request for any Advance hereunder shall constitute a representation and warranty that (a) the representations and warranties contained in Article 4 hereof are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request and (b) on the date of such request no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance (for this purpose such Advance being deemed to have been made on the date of such request). Failure of Lender to receive notice from Borrower or Guarantor to the contrary before such Advance is made shall constitute a further representation and warranty by Borrower and Guarantor that (x) the representations and warranties of Borrower and Guarantor contained in the first sentence of this Section 6.03 are true and correct on and as of the date of such Advance with the same effect as though made on and as of the date of such Advance and (y) on the date of the Advance no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Advance.

        6.04. Deadline for Funding Conditions. Lender shall have no obligation to make any Advances hereunder if all of the conditions set forth in Article 5 and in Sections 6.01 and 6.02 hereof have not been fully satisfied, and the first Advance made hereunder, by the Financing Termination Date.


                        ARTICLE 7: AFFIRMATIVE COVENANTS

        Each of Borrower and Guarantor hereby agrees that as long as the commitment hereunder remains in effect, the Note remains outstanding or unpaid or any other amount is owing to Lender hereunder or under any of the Loan Documents, Borrower and Guarantor shall keep and perform fully each and all of the following covenants:

        7.01. Reporting and Information Requirements.

                (a) Annual Audit Reports. After the close of each fiscal year of Guarantor, at the time of filing annual reports with the Securities Exchange Commission ("SEC"), Guarantor shall furnish or cause to be furnished to Lender audited statements of income, statements of cash flow and retained earnings for such fiscal year and the Guarantor's balance sheet as of the close of such fiscal year, and notes to each, all in reasonable detail, and beginning with Guarantor's second full fiscal year setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be certified without qualification by independent certified public accountants of recognized national standing selected by Guarantor and reasonably satisfactory to Lender.

                (b) Quarterly Reports. After the end of each fiscal quarter, at the time of filing quarterly reports with the SEC, Guarantor shall furnish to Lender (i) unaudited consolidated statements of income, statements of cash flow and retained earnings for Guarantor for such quarter and for the period from the beginning of Guarantor's then current fiscal year to the end of such quarter, and an unaudited consolidated balance sheet of Guarantor as of the end of such quarter, all in reasonable detail and certified by a Responsible Officer of Guarantor as presenting fairly the financial position of Guarantor as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP (except for accompanying notes thereto), subject to year-end audit adjustments, and (ii) upon

        Lender's request, an aging of accounts payable and accounts receivable.

                (c) SEC Reports. Guarantor shall furnish to Lender copies of all other SEC filings at the time of filing such reports.

                (d) Compliance Certificates. Within sixty (60) days after the end of each Calendar Quarter, Borrower and Guarantor shall deliver to Lender a certificate dated as of the end of such Calendar Quarter, signed on behalf of Borrower and Guarantor by a Responsible Officer of Borrower and Guarantor (i) stating that as of the date thereof no Event of Default has occurred and is continuing or exists, or if an Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by Borrower or Guarantor; (ii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate; and (iii) calculating and certifying Borrower's and Guarantor's compliance with the financial covenants set forth in Section
        7.15 hereof.

                (e) Accountants' Certificate. Each set of year-end audited consolidated statements and balance sheet delivered pursuant to Section 7.01(a) hereof shall be accompanied by a certificate or report dated the date of such statement and balance sheet by the accountants who certified such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                (f) Projections. If requested by Lender, Guarantor shall deliver to Lender within thirty (30) days prior to the beginning of each calendar year projections of its anticipated income, expenses, cash flow, assets and liabilities for each month or quarter of such calendar year, prepared in good faith and in a manner and format consistent with other financial statements provided by Guarantor to Lender. Such projections shall present fairly the anticipated financial condition of the Guarantor and shall be certified by a Responsible Officer of the Guarantor. Upon Lender's request, or following any material change in the Guarantor's financial condition or business, such reports shall be provided to Lender quarterly, within thirty (30) days prior to the beginning of each Calendar Quarter.

                (g) Amendments to Indenture. In the event that the Indenture is amended or supplemented, the Guarantor shall deliver to Lender a copy of the amendment or supplement to the Indenture within ten (10) days after the execution of such amendment or supplement.

                (h) Other Reports and Information. Promptly upon their becoming available to Borrower or Guarantor, Borrower or Guarantor shall deliver to Lender copies of (i) all regular or special reports or effective registration statements which Borrower or Guarantor shall file with Governmental Authorities, the FCC or the PUC (or any successor thereto) or any securities exchange, (ii) financial statements, material reports, and other information distributed by Borrower or Guarantor to its creditors or the financial community in general, and (iii) all press releases issued by or concerning Borrower or Guarantor or the Equipment.

                (i) Further Information. Borrower or Guarantor will promptly furnish to Lender such other information (including any report by independent auditors) in such form as Lender may reasonably request.

        7.02 Other Notices. Promptly upon a Responsible Officer of Borrower or Guarantor becoming aware of any of the following, Borrower or Guarantor shall give Lender notice thereof, together with a written statement of a Responsible Officer of Borrower or Guarantor setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower or
Guarantor:

                (a) a Default or Event of Default;

                (b) any Material Adverse Change;

                (c) a material default or breach by Borrower or Guarantor under any other contractual obligation to which it is a party or by which it or its properties is bound, if the consequences of such breach of default are material to the business, operations or financial condition of Borrower or Guarantor;

                (d) any event that the Borrower or Guarantor reasonably determines would constitute a Regulatory Event;

                (e) the commencement, existence or threat of any proceeding by or before any Governmental Authority against Borrower or Guarantor which, if adversely decided, would have a Material Adverse Effect;

                (f) Borrower's or Guarantor's receipt of any notice of violation of, or liability under, any Environmental Laws affecting Borrower or Guarantor or any of their properties; or

                (g) any Change in Control or any material change in the management of Borrower or Guarantor.

        7.03. Notice of Pension-Related Events. The Borrower or Guarantor shall promptly furnish Lender with written notice upon the receipt by the Borrower or Guarantor or the administrator of any Plan of any notice, correspondence or other communication from the PBGC, the IRS, the Secretary of Treasury, the Department of Labor, or any other Person, as the case may be, relating to (i) any Reportable Event, (ii) any funding deficiency with respect to any Plan,
(iii) any liability, either primary or secondary, with respect to complete or partial withdrawal from any Plan, (iv) proceedings to terminate any Plan or (v) the appointment of a trustee for any Plan. Such notice shall be accompanied by any pertinent documents including, but not limited to, the relevant notice, correspondence or other communication and a statement of a Responsible Officer of the Borrower or Guarantor describing the event or the action taken and the reasons therefor.

        7.04. Inspection Rights. Borrower shall upon reasonable notice permit such persons as Lender may designate to visit and inspect the Collateral or any other properties of Borrower, to examine its books and records and take copies and extracts therefrom and discuss its respective affairs with its officers, employees and independent engineers at such times and as often as Lender may reasonably request. Borrower hereby authorizes such officers, employees, and independent engineers to discuss with Lender the affairs of Borrower.

        7.05. Preservation of Corporate Existence and Qualification. Each of Borrower and Guarantor shall maintain its existence, good standing and rights in full force and effect in its jurisdiction of organization. Borrower and Guarantor shall qualify to do business and remain qualified and in good standing and shall obtain all necessary authorizations to do business in each jurisdiction in which failure to receive or retain such would have a Material Adverse Effect.

        7.06. Continuation of Business. Borrower and Guarantor shall continue to engage predominantly in the telecommunications service business, which may include providing internet services, and shall acquire and maintain in full force and effect all rights, privileges, franchises and licenses necessary for the operation and maintenance of the Borrower's and Guarantor's telecommunications system (including, without limitation any license or authorization required by the FCC or any PUC).

        7.07. Insurance.

                (a) Borrower shall provide and maintain or cause to be maintained at all times insurance in such forms and covering such risks and hazards and in such amounts and with an insurance corporation with a Best rating of "A" or above, licensed to do business in the states where the Equipment and the Borrower are located, as may be satisfactory to Lender, as shown on Schedule 7.07 hereto, and otherwise as may be required by the Security Documents.

                (b) Borrower shall cause (i) all liability insurance policies to name Lender as an additional insured, (ii) all physical damage insurance policies to contain a lender's or mortgagee's loss payable provision acceptable to Lender with respect to the Collateral, (iii) all insurance policies to provide that no assignment, cancellation, modification, reduction in amount or adverse change in coverage thereof shall be effective until at least thirty (30) days after receipt by Lender of written notice thereof, (iv) all insurance policies to insure the interests of Lender with respect to the Collateral regardless of any breach of or violation by Borrower of any warranties, declarations or conditions contained therein and (v) all insurance policies to provide that Lender shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Lender shall be under no obligation to verify the adequacy or existence of any insurance coverage. Borrower shall furnish Lender copies of, or acceptable certificates with respect to, all such policies prior to the Closing Date, and shall provide to Lender, at least thirty days prior to each policy expiration date, evidence of the insurance being maintained by Borrower in compliance with this Section 7.07(b). Certificates for insurance required under subsection (i) above shall be in ACORD Form 27 (attached hereto at Schedule 7.07), and all certificates shall be satisfactory in form and substance to Lender.

                (c) If the Collateral is partially or totally damaged or destroyed, Borrower shall give prompt notice to Lender, and all insurance proceeds, less the costs of collection thereof, shall be paid to or retained by Lender. Settlements, adjustments or compromises of any claims for loss, damage or destruction to the Collateral shall be made by Borrower as long as no Event of Default has occurred and is continuing, and otherwise shall be made solely by Lender. Borrower hereby authorizes and directs any affected insurance company to pay such proceeds directly to Lender, and to rely on Lender's statement as to whether an Event of Default has occurred. Borrower shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. If no Default or Event of Default has occurred and is continuing on the date the Collateral is partially or totally damaged or destroyed, Lender shall make available to Borrower the proceeds of any physical damage insurance actually paid to Lender in respect of such damage or destruction of the Collateral (after deducting therefrom any sums retained by Lender in reimbursement for costs of collection) to pay the cost of restoration, and Borrower shall proceed promptly with the work of restoration of the Collateral and shall pursue the work of restoration diligently to completion. If any Default or Event of Default has occurred and is continuing either on the date of such damage or destruction or on the date such insurance proceeds are paid, or if any Default or Event of Default shall occur prior to completion of such work of restoration, then Lender, at its option, may apply such insurance proceeds in payment of any of the Obligations, in such order as Lender may elect in its sole discretion. Any insurance proceeds remaining after completion of work or restoration shall, at Lender's election, be applied in accordance with Section 2.04(c) hereof (but without prepayment premium), or paid over to Borrower. Upon completion of any restoration, Borrower shall deliver to Lender a certificate stating that the restoration has been duly completed and accounting for the use of any insurance proceeds in such restoration.

        7.08. Payment of Taxes, Charges and Claims. Borrower or Guarantor shall pay or discharge:

                (a) on or prior to the date on which penalties thereto accrue, all taxes, assessments and other government charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, and other like persons which could result in creation of a Lien upon any such property; and

                (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Permitted Encumbrances) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of Borrower or Guarantor in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving Borrower or Guarantor.

        Notwithstanding the foregoing, Borrower shall be entitled to contest or appeal the requirements of any Law or Governmental Authority or the payment of any tax, assessment, charge, levy or claim, or any judgment entered against the Borrower or Guarantor, or the creation of any carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens on the Collateral arising in the ordinary course of business (collectively, in this Section 7.08, the "requirements"), as long as (i) such requirements are being contested in good faith by appropriate proceedings diligently conducted; (ii) Borrower or Guarantor has given Lender written notice of such requirements and its intent to contest them, with supporting reasons for such contest, before the addition of any interest or penalties that may accrue on such requirements; (iii) Borrower or Guarantor maintains adequate cash reserves and makes other appropriate provisions as may be required by GAAP to provide for any liability arising from such requirements; (iv) the contesting of, or failure to comply with, such requirements does not in any way jeopardize the Borrower's or Guarantor's ability or authority to operate all or any part of the Collateral or the continuing priority of Lender's security interests in the Collateral; (vi) the contesting of, or failure to comply with, such requirements does not have a Material Adverse Effect; and (vii) any foreclosure, attachment, execution, sale or similar proceeding against the Borrower or Guarantor or any of its properties in connection with any such requirements is duly stayed by posting of a bond or security deposit or by other action sufficient under applicable law to stay such foreclosure, attachment, execution, sale or other proceedings.

        7.09. Financial Accounting Practices. Borrower or Guarantor shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with GAAP and
(ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        7.10. Compliance with Laws. Borrower and Guarantor shall comply in all respects with all Laws applicable to Borrower and Guarantor, provided that Borrower and Guarantor shall not be deemed to be in violation of this Section
7.10 as a result of any failure to comply which would not result in any liability or exposure to Lender or any fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of Borrower or Guarantor or the ability of Borrower or Guarantor to perform its obligations under this Agreement or the Note.

        7.11. Use of Proceeds. Borrower shall use the proceeds of Advances hereunder only as set forth in Section 2.01 hereof.

        7.12. Government Authorizations; Regulatory Authorizations, Etc. Borrower and Guarantor shall at all times obtain and maintain in force all Regulatory Authorizations and all other authorizations, permits, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Governmental Authority necessary in connection with execution and delivery of this Agreement or the Note, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof.

        7.13. Contracts and Franchises. Borrower and Guarantor shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound and shall maintain any and all franchises it may have or hereafter acquire, provided that Borrower and Guarantor shall not be deemed to be in violation of this
Section 7.13 as a result of any failure to comply with any agreement if such failure would not have Material Adverse Effect.

        7.14. Consents. Borrower or Guarantor shall obtain such Landlord's Consents and other third party consents as Lender shall reasonably request to protect its Liens and its access to the Collateral.

        7.15. Financial Covenants. Guarantor shall comply with the financial covenants set forth on Schedule 7.15 hereto.

        7.16. Construction and Storage. The Collateral shall be installed and equipped in full compliance with the Requirements of Law affecting the Collateral except to the extent a failure to so comply would not have a Material Adverse Effect on the construction or operation of the Collateral. All Equipment financed with the proceeds of the Advances shall be safeguarded and stored until installed in appropriate storage facilities owned or leased by Borrower. In the event of any cessation of construction for more than fifteen (15) successive calendar days, Borrower shall make adequate provision, reasonably acceptable to Lender, for the protection of all materials stored on site against deterioration, loss or damage.

        7.17. Upgrade Equipment. Borrower shall maintain the Equipment in good working order and shall upgrade its software in accordance with industry practice.


                          ARTICLE 8: NEGATIVE COVENANTS

        Each of Borrower and Guarantor hereby agrees that so long as the Commitment hereunder remains in effect or the Note remains outstanding and unpaid or any other amount is owing to Lender hereunder or under any of the Loan Documents, Borrower and Guarantor shall not directly or indirectly without prior written consent of Lender, do or permit to exist any of the following:

        8.01. Additional Indebtedness. Create, incur, assume or suffer to exist at any one time any Indebtedness secured by a lien on the Collateral.

        8.02. Restrictions on Liens and Sale of Collateral. Create or suffer to exist any Lien on the Collateral or any part thereof, whether superior or subordinate to the Lien of the Security Documents, or assign, convey, sell or otherwise dispose of or encumber its interest in the Collateral, or any part thereof (including, without limitation, execution of any lease), nor permit any such action to be taken, except for the following permitted dispositions and encumbrances (the "Permitted Encumbrances"): (i) the Lien created hereby and any purchase money Liens in favor of NTI created by the NTI Supply Agreement; (ii) Liens for taxes not yet due, or which are being contested in good faith and by appropriate proceedings in accordance with Section 7.08 hereof; (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are overdue for a period not longer than sixty (60) days or which are being contested in good faith and by appropriate proceedings in accordance with Section 7.08 hereof; and (iv) judgment liens with respect to which execution has been stayed within ten (10) days by appropriate judicial proceedings and the posting of adequate security which may not be any of the Collateral.

        8.03. Prohibition of Mergers, Acquisitions, Name, Office or Business Changes, Etc.

                (a) Enter into or become the subject of, any transaction of merger, acquisition or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of Borrower's or Guarantor's business or assets, whether now owned or hereafter acquired, unless the Guarantor is the surviving entity or the controlling corporation of the surviving or resulting entity.

                (b) Change its name or corporate structure without giving Lender at least thirty (30) days advance written notice of such change, and ensuring that any steps that Lender may deem necessary to continue the perfection and priority of Lender's security interests in the Collateral shall have been taken.

                (c) Cease to engage predominantly in the telecommunications service business (which may include providing internet services) or make any material change in any of Borrower's or

        Guarantor's business objectives, purposes and operations.

        8.04. Limitation on Equity Payments. Make any Equity Payment, except that, as long as no Default or Event of Default has occurred and is continuing, or would be caused thereby, and if no other provision contained herein will be violated by the disbursement of such Equity Payment, Borrower or Guarantor may make Equity Payments to the extent that such Equity Payments do not reduce Guarantor's Debt Service Coverage Ratio below 1.25:1.00 or Guarantor's Cash balance below $1,000,000.00, measured as of the day following such Equity Payment, or violate the covenants of Section 4.07 or Section 4.09 in the Indenture, as such sections may be amended from time to time, which are hereby incorporated into this Agreement by reference until all of the Guarantor's obligations under the Indenture are paid in full. In addition, Borrower may make Equity Payments to Guarantor or to any other Restricted Subsidiary (as that term is defined in the Indenture) at any time and such payments shall not be a violation of this provision.

        8.05. Removal of Collateral. Remove or permit the removal of any material part of the Collateral (except for sales or leases of Inventory in the ordinary course of business) from the locations identified on Schedule 4.25, without giving Lender thirty (30) days prior written notice of such move and ensuring that any steps the Lender may deem necessary to continue the perfection and priority of Lender's security interest in the Collateral shall have been taken.

        8.06. Assumed Names. Transact or engage in business under any assumed name, fictitious name, tradestyle or "d/b/a" except those identified on Schedule 4.29, without prior written notice to Lender.


                    ARTICLE 9: EVENTS OF DEFAULT AND REMEDIES

        9.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                (a) Payment Default. If Borrower fails to pay any sum, whether of principal or interest on the Note or any prepayment premiums, or any other amount due hereunder or under the Note within ten (10) calendar days after such amount becomes due; or

                (b) False Statement. If any statement, representation or warranty made by Borrower or Guarantor in any Loan Document or made in any financial statement, certificate, report, exhibit or document furnished to Lender pursuant to any Loan Document, proves to have been untrue, incomplete, false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading) and such untruth, falsity, misleading statement or omission shall not have been corrected or remedied to the satisfaction of Lender within twenty (20) calendar days after the earlier of Borrower's (or Guarantor's) knowledge thereof or receipt of written notice thereof from Lender; or

                (c) Covenant Defaults. If Borrower or Guarantor defaults in the performance or observance of any covenant or agreement in this Agreement, and such default continues for a period of twenty (20) calendar days after the earlier of Borrower's or Guarantor's knowledge thereof or receipt of written notice from Lender thereof, except for specific Defaults listed elsewhere in this Section 9.01, as to which no notice or cure period shall apply unless specified; or

                (d) Failure of Conditions. If Borrower or Guarantor fails to meet any condition of lending under Article 6 hereof, and such condition is not waived by Lender;

                (e) Undischarged Judgments. If one or more judgments for the payment of money has been entered against Borrower or Guarantor in an amount in excess of $100,000, and such judgment or judgments have remained undischarged and unstayed for a period of thirty (30) calendar days, unless the validity thereof is contested in compliance with
        Section 7.08 hereof; or

                (f) Attachments, etc. If a writ or warrant of attachment, garnishment, execution, distraint or similar process has been issued against Borrower or Guarantor or any of its properties which has remained undischarged and unstayed for a period of thirty (30) consecutive days and is not being contested in compliance with Section
        7.08 hereof; or

                (g) Default Under Third Party Agreements. If a default, or event or condition which with notice or lapse of time or both would become a default, occurs that gives the creditor the right to accelerate in respect of any other obligation of Borrower or Guarantor for borrowed money (including lease obligations)(in the present or in the future) in the amount of $100,000 in the aggregate, or under any two or more such other obligations of any amount; or

                (h) Dissolution; Discontinuance of Business, Etc. If Borrower or any Guarantor discontinues its usual business, dissolves, has its Organizational Document revoked, winds up or liquidates itself or its business; or

                (i) Involuntary Bankruptcy or Receivership Proceedings. If a receiver, custodian, liquidator, or trustee of Borrower or Guarantor or of any of its property(s) is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or an order is entered adjudicating Borrower or Guarantor as bankrupt or insolvent; or any of the property of Borrower or Guarantor is sequestered by court order; or a petition is filed against Borrower or Guarantor under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, provided, however, that the above events shall not be an Event of Default if Borrower or Guarantor successfully contests or appeals the above proceedings and all proceedings are dismissed or otherwise terminated within sixty (60) days; or

                (j) Voluntary Bankruptcy. If Borrower takes affirmative steps to prepare to file, or files, a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                (k) Assignments for Benefit of Creditors, Etc. If Borrower or Guarantor makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of itself or of all or any part of its properties; or

                (l) Non-compliance with Governmental Requirements. If Borrower or Guarantor fails to comply with any requirement of any Governmental Authority within twenty (20) calendar days after notice in writing of such requirement shall have been given to Borrower or Guarantor by such Governmental Authority, or such longer period of time permitted Borrower or Guarantor by such Governmental Authority, if such failure to comply will have a material adverse affect on the operations or financial condition of the Borrower or the Guarantor; or

                (m) Regulatory Authorizations. If any Regulatory Authorization in connection with this Agreement or any other Loan Document or any such Regulatory Authorization now or hereafter necessary or advisable to make this Agreement or the other Loan Documents legal, valid, enforceable and admissible in evidence or to permit Borrower or Guarantor to conduct its business is not obtained or has ceased to be in full force and effect or has been modified or amended or has been held to be illegal or invalid or is revoked or terminated, and is not being contested by Borrower or Guarantor in compliance with Section 7.08 hereof and Lender has reasonably determined in good faith (which determination shall be conclusive) that such event or occurrence may have a Material Adverse Effect or a material adverse effect on Lender's rights under this Agreement or any other Loan Documents; or

                (n) Damage or Destruction. If the proceeds of any physical damage insurance actually paid in respect of the partial or total damage or destruction of the Collateral are insufficient to cover the cost of the restoration thereof or if Lender determines that such damage or destruction is so extensive that repair or restoration cannot be expected within a time period short enough to prevent a Material Adverse Effect;

                (o) Consents. If Borrower or Guarantor fails to provide any Consent required hereunder and Lender determines in its sole discretion that such failure results in a material impairment of Lender's security for the Advances; or

                (p) Change in Control. If any Change in Control should occur without Lender's prior written consent, which shall not be withheld provided that the financial condition of the Borrower and Guarantor are not materially adversely affected thereby and no other Default or Event of Default occurs as a result thereof; or

                (q) ERISA Defaults. If, with respect to any Plan, (i) there has occurred a Reportable Event being considered by the PBGC which may reasonably result in any material liability to the PBGC with respect to any Plan, (ii) a Plan has been terminated, (iii) a trustee has been appointed by a United States District Court to administer a Plan, (iv) a PBGC or any other person has instituted proceedings to terminate a Plan or to appoint a trustee to administer any such Plan, (v) either the Borrower or the Guarantor has withdrawn, completely or partially, from any Plan (vi) either the Borrower or the Guarantor has incurred secondary liability for withdrawal liability payments under any Plan or
        (vii) a Plan has failed to meet the minimum funding standards established under the Code or ERISA; and, any such ERISA default will have a material adverse affect on the operations or financial condition of the Borrower or the Guarantor; or

                (r) Defaults Under Other Loan Documents. If any default, misrepresentation or breach should occur under any Security Document or other Loan Document, including the Indenture, and is not cured or waived within the time permitted therein, or any such Loan Documents should cease to be in full force and effect, or any party thereto should assert any unenforceability of, or deny liability on, or admit inability to perform under, any such Loan Document.

                (s) Bulk Sale of All of Borrower's Assets. If Guarantor sells all or substantially all of the assets of the Borrower without Lender's prior written consent, which may be withheld in Lender's sole and absolute discretion.


        9.02. Consequences of an Event of Default. If any Event of Default shall occur and be continuing or shall exist, Lender shall be under no further obligation to make Advances hereunder, any remaining commitment hereunder shall immediately terminate, with no further notice, and Lender may, by notice to Borrower, declare the unpaid principal amount of the Note, interest accrued thereon and all other amounts owing by Borrower hereunder or under the Note to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such consequences shall occur automatically upon the occurrence of an Event of Default under Section 9.01 (h), (i), (j) or
(k), without any notice or demand. Upon the occurrence of an Event of Default, Lender may, in its sole discretion, exercise any and all remedies available to it under this Article 9 or under any of the Loan Documents or under applicable law without further notice or period of grace or opportunity to cure.

        9.03. Exercise of Rights. Subject to any requirements for FCC or other governmental approval upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Section and all other remedies available to Lender under this Agreement or by statute or by rule of law may be exercised by Lender at any time from time to time whether or not the Obligations shall be due and payable, and whether or not Lender shall have instituted any foreclosure or other action for the enforcement of this Agreement or the Note. No failure to exercise nor any delay in exercising on the part of Lender, any right, remedy, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege.

        9.04. Rights of Secured Party; Possession or Sale of Collateral. Without limiting the generality of the foregoing, Lender shall have all the rights and remedies of a secured party under the UCC, and Lender may, without demand and without advertisement or notice, all of which Borrower and Guarantor waive, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its sole discretion, and/or collect, or enforce the collection of, the Collateral. Lender may be the purchaser at any such sale. Upon the occurrence of an Event of Default and upon Lender's request, Borrower or Guarantor shall assemble, at its own expense, any or all Equipment and other Collateral at a convenient place acceptable to Lender and shall pay to Lender or reimburse Lender for, on demand, all costs of collection of all amounts due, and enforcement of all rights hereunder, including reasonable attorneys' fees and legal expenses, and expenses of any repairs to any realty or other property to which any of such Collateral may be affixed. Upon an Event of Default Lender may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral.

        9.05. Notices, Etc. Waived. Except as expressly provided in this Article 9, Borrower and Guarantor hereby expressly waive, to the fullest extent permitted by applicable law, presentment, demand, protest, any and all notices of any kind, advertisements, hearing or process of law in connection with the exercise by Lender of any of its rights and remedies upon the occurrence of an Event of Default. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if given in accordance with Section 10.06 hereto at least ten
(10) days before such disposition.

        9.06. Additional Remedies. Lender's remedies upon the occurrence and during the continuance of an Event of Default shall include, in addition to, and not in lieu of, such remedies as are available at law or in equity or provided for in any of the Loan Documents, the following:

                (a) Foreclosure; Receivership. Lender shall be entitled to file one or more suits at law or in equity to collect the Obligations and/or to foreclose on Lender's Liens on and security interests created by this Agreement or the Security Documents. Lender may apply or require Borrower or Guarantor to apply for any necessary transfers, assignments, orders, consents or licenses in connection with the operation or abandonment of the Collateral or any part thereof, and the Lender shall also be entitled as a matter of right and without notice and without requiring bond (notice and bond being hereby waived), without regard to the solvency or insolvency of the Borrower or Guarantor at the time of application and without regard to the value of the Collateral at that time, to have a receiver appointed by a court of competent jurisdiction in order to manage, protect, and preserve the Collateral and to continue the operation of the business of Borrower or Guarantor, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership until the sale or other final disposition of the Collateral. Borrower and Guarantor hereby consent to the appointment of such receiver.

                (b) Right to Cure. If Borrower or Guarantor fail in any material respect to perform or comply with any of their agreements contained herein or in any of the other Loan Documents, Lender may take whatever actions it may deem appropriate to perform or comply or otherwise cause performance or compliance with such agreement, all at the risk, cost and expense of Borrower and Guarantor.

                (c) Setoff. If the unpaid principal amount of the Note, interest accrued thereon or any other amount owing by Borrower hereunder or under the Note shall have become due and payable (by acceleration or otherwise), Lender shall have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, Borrower by Lender. Such right shall exist whether or not Lender shall have given notice or made any demand hereunder or under the Note, whether or not such debt owing to or funds held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Lender. Borrower hereby consents to and confirms the foregoing arrangements and confirms Lender's rights of setoff.

        9.07. Application of Proceeds. Any proceeds of any of the Collateral, received by Lender through sale or disposition of the Collateral or otherwise, may be applied by Lender toward the payment of the Obligations, including expenses in connection with the Collateral (including reasonable fees and legal expenses) in such order of application as Lender may from time to time elect.

        9.08. Discontinuance of Proceedings. If Lender should proceed to enforce any right or remedy under this Agreement or any other Loan Document, and then discontinue or abandon such proceeding for any reason, all rights, powers and remedies of Lender hereunder shall continue as if no such proceeding had been taken.

        9.09. Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by the Loan Documents, including, without limitation, this Article 9, each of Borrower and Guarantor hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in the Loan Documents, including, without limitation, this Article 9, in the name and on behalf of Borrower or Guarantor, from time to time in Lender's reasonable discretion after the occurrence and during the continuance of an Event of Default, in accordance with the Loan Documents and any statute or rule of law. This power of attorney is a power coupled with an interest and cannot be revoked. Borrower and Guarantor hereby ratify all that said attorney-in-fact shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

        Without limiting the generality of the foregoing, Lender may after the occurrence and during the continuance of an Event of Default do the following without notice to or assent by Borrower or Guarantor to accomplish the purposes of this Agreement:

        (a) upon failure of Borrower to timely pay or discharge taxes or Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document, and pay all or any part of the premiums therefor and the costs thereof;

        (b) (i) direct any party liable for any payment on any Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct; (ii) in the name of Borrower or its own name or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under, or otherwise receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;
        (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect all or any of the Collateral and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (vi) settle, compromise or adjust any suit, action or proceeding described above upon commercially reasonable terms under the circumstances and, in connection therewith, give such discharges or releases as Lender may reasonably deem appropriate; and (vii) generally sell, use, operate, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and, at Lender's option and Borrower's expense, at any time or from time to time after the occurrence and during the continuance of an Event of Default, all other acts and things that Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement and the other Loan Documents all as fully and effectively as Borrower might do.

        9.10. Regulatory Matters. Notwithstanding any provision to the contrary contained herein, Lender will not exercise any right or remedy under this Agreement that requires prior FCC or PUC approval without first obtaining such approval. If counsel to Lender reasonably determines that the consent of the FCC or PUC is required in connection with any of the actions that may be taken by Lender in the exercise of its rights hereunder or under any of the other Loan Documents, then Borrower or Guarantor, at their sole cost and expense, agree to use their best efforts to secure such consent and to cooperate with Lender in any action commenced by Lender to secure such consent. Upon the occurrence and during the continuation of an Event of Default Borrower and Guarantor shall promptly execute and/or cause the execution of all applications, certificates, instruments and other documents and papers that may be required in order to obtain any necessary governmental consent, approval or authorization, and if Borrower or Guarantor fails or refuses to execute such documents, the clerk of the court with jurisdiction may execute such documents on behalf of Borrower or Guarantor.


                  ARTICLE 10: GENERAL CONDITIONS/MISCELLANEOUS

        The following conditions shall be applicable throughout the term of this
Agreement:

        10.01. Modifications and Waivers. This Agreement, the other Loan Documents, or any provision thereof may not be changed, waived or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver or termination is sought. No action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under the Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Any waiver shall be effective only to the extent and for the instance specifically identified in such writing, and shall not be deemed to imply any future waivers or other waivers. No amendment to the Loan Documents shall be effective without written agreement signed by Borrower, Guarantor and Lender.

        10.02. Advances Not Implied Waivers. No waiver of the requirements contained in any Loan Document shall be effective unless in writing duly signed by Lender. No Advance hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances nor, in the event Borrower or Guarantor is unable to satisfy any such condition, shall any waiver of such condition have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as herein provided. Any Advance made by Lender and any sums expended by Lender pursuant to the Loan Documents shall be deemed to have been made pursuant to this Agreement, notwithstanding the existence of an uncured Default or Event of Default. No Advance at a time when an Event of Default exists shall constitute a waiver of any right or remedy of Lender existing by reason of such Event of Default, including, without limitation, the right to accelerate the maturity of the Indebtedness evidenced by the Note or to foreclose the Lien on the Collateral or to refuse to make further advances hereunder.

        10.03. Deviation from Covenants. The procedure to be followed by Borrower or Guarantor to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

                (a) Borrower or Guarantor shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

                (b) Lender, within a reasonable time, will send a written notice to Borrower or Guarantor, permitting or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Lender. Lender's failure to provide such written notice shall be deemed a refusal of such request.

        10.04. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

        10.05. Records. From time to time Lender may send Borrower statements of the unpaid principal amount of the Note, the unpaid interest accrued thereon, the Interest Rate or rates applicable to such unpaid principal amount, the duration of such applicability, and the amount of Advances remaining available under this Agreement, and each statement shall be deemed correct and conclusively binding on Borrower (absent manifest error) unless Borrower notifies Lender of an error in the statement in writing within thirty (30) days of the date of any such statement is provided to Borrower.

        10.06. Notices. All notices, requests, demands, directions and other communications (collectively, "notices") required under the provisions of this Agreement or any other Loan Document shall be in writing (including communication by facsimile transmission) unless otherwise expressly permitted hereunder and shall be sent by hand, by registered or certified mail return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earlier of receipt or (i) when delivered by hand, or (ii) the third Business Day after being mailed, or (iii) the following Business Day if sent by overnight courier service, or (iv) when sent by facsimile, answer back received. All notices shall be addressed as follows:

         If to Borrower or Guarantor, to the Notice Address set forth on
         Schedule 1, with copies, if any, as set forth on Schedule 1.

         If to Lender:   NTFC Capital Corporation
                         220 Athens Way
                         Nashville, Tennessee 37228
                         Attention: Legal Department
                         Telecopy:  (615) 734-5283

         With a copy to: NTFC Capital Corporation
                         220 Athens Way
                         Nashville, Tennessee  37228
                         Attention:  Manager, Credit
                         Telecopy:  (615) 734-5283

        All notices shall be sent to the applicable party at the address stated above or in accordance with the last unrevoked written direction from such party to the other party hereto, given in accordance with the terms hereof.

        10.07. FCC and PUC Approval. The exercise of any rights or remedies hereunder or under any other Loan Document by Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending the receipt of any PUC or FCC approval, Borrower and Guarantor shall not do anything to delay, hinder, interfere with or obstruct the exercise of Lender's rights or remedies hereunder or the obtaining of such approvals.

        10.08. Lender Sole Beneficiary. All conditions of the obligation of Lender to make any Advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make any Advances in the absence of strict compliance with any or all such conditions, and no Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so. Inspections and approvals of the Equipment, and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on Lender, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Lender for any reason. Lender's sole obligation hereunder is to make the Advances if and to the extent required by this Agreement or the Notes.

        10.09. Lender's Review of Information. Each of Borrower and Guarantor acknowledges and agrees that any review or analysis by Lender of financial information, operating information, marketing data or other information provided to Lender by or on behalf of Borrower and Guarantor at any time is and shall be conducted solely for Lender's benefit and internal use and that Lender is under no duty or obligation to make the results of such review or analysis available to Borrower and Guarantor. Borrower and Guarantor are not relying, and will not rely, on Lender for financial or business advice.

        10.10. No Joint Venture. Nothing in any of the Loan Documents or in this Agreement shall be deemed to constitute any kind of partnership, joint venture or fiduciary relationship between the Lender and the Borrower or between the Lender and the Guarantor or any Owners.

        10.11. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof or thereof in any jurisdiction.

        10.12. Rights Cumulative. All rights, powers and remedies herein given to Lender are cumulative and not alternative, and are in addition to all statutes or rules of law.

        10.13. Duration; Survival. All representations and warranties of Borrower and Guarantor contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement and the other Loan Documents, any investigation by Lender, or the making of any Advances hereunder. All covenants and agreements of Borrower and Guarantor contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Notes, interest thereon, all fees and all other Obligations of Borrower and Guarantor. Without limitation, it is understood that all obligations of Borrower and Guarantor to make payments to or indemnify Lender shall survive the payment in full of the Notes and of all other Obligations.

        10.14. Governing Law. This Agreement and the Notes and each of the other Loan Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee, except to the extent that the laws of jurisdictions where the Collateral is located may be required to apply to perfecting security interests in or exercising remedies with respect to the Collateral.

        10.15. Counterparts. This Agreement may be executed in any number of counterparts (by facsimile transmission or otherwise) and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

        10.16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents (in whole or in part) without the prior written consent of Lender. Lender may assign, transfer or pledge any of its respective rights or obligations hereunder, including, without limitation, its lending obligation under the Commitment, or under the other Loan Documents pursuant to an Assignment to one or more commercial banks or other financial institutions without notice to or the prior written consent of Borrower. Upon receipt of written notice from Lender of such assignment, Borrower shall promptly acknowledge receipt thereof in writing. If Borrower is given written notice of any assignment, it shall perform its obligations with respect to this Agreement for the ratable benefit of the applicable assignee(s), and, if so directed, shall pay all amounts due or to become due hereunder directly to the applicable assignee(s) or to any other party designated by such assignee(s). Borrower shall not assert against any such assignee any set-off, defense or counterclaim that Borrower may have against Lender or any person other than such assignee. Borrower shall also execute and deliver to Lender such documentation as any such assignee may reasonably require, including but not limited to amended promissory notes and acknowledgment of or consent to the assignment which may require Borrower to make certain representations or reaffirmations as to some of the basic terms and covenants contained herein. Lender shall not be relieved of its obligations hereunder as a result of any such sale, assignment, transfer, grant or pledge, unless such assignee specifically assumes all or part of Lender's future obligations hereunder pursuant to an Assignment, a copy of which shall be delivered to Borrower and Guarantor, in which event after the date of such Assignment, Borrower's obligations to any such assignee shall be proportionately as set forth herein with respect to Lender, and Borrower shall not look to Lender to perform any of such assignee's obligations hereunder, including, without limitation, the portion of the Commitment so assigned, which arise after the date thereof. Any assignee shall be entitled to rely on Borrower's agreements as stated herein, as applicable, and shall be considered a third party beneficiary thereof. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement shall mean and include any holder of any Note originally issued to Lender hereunder, and any holders of replacement Notes, and any such holder of any Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

        10.17. Participation. Lender shall have the right to enter into one or more assignment agreements, participation agreements, syndication agreements or similar agreements with one or more participating lenders or other parties approved by Lender on such terms and conditions as Lender shall deem advisable. Borrower and Guarantor shall furnish a sufficient number of copies of reports and certificates to Lender so that Lender and each participating lender shall receive a copy of each such document.

        10.18. Time of Essence. Time is of the essence of this Agreement and the Note and the other Loan Documents.

        10.19. Disclosures and Confidentiality.

                (a) Each of Borrower, Guarantor and Lender (the "party" or "parties") agrees that it will obtain written consent before using or generating any press release, advertisement, publicity materials or other publication in which the name or logo of a party or any of its Affiliates is used or may be reasonably inferred, and will not distribute any such materials in the absence of such prior written approval.

                (b) Each of the parties agrees that it will not, directly or indirectly, disclose to any third party the terms of this Agreement or the other Loan Documents or prior or future correspondence relating thereto, or the transactions contemplated hereby, or any other information regarding the parties learned during the course of negotiation thereof. The term "third party" shall exclude only the Borrower, the Guarantor, the Lender, their Affiliates and their respective attorney(s) and certified public accountant(s). This Section 10.19(b) shall not restrict the disclosure of information if such disclosure is required by law, by order of any court or by the order, rule or regulation of any administrative agency, including without limitation any requirements of the FCC, any PUC, or any state or federal securities commissions (the "Commissions"); provided, however, that, except for disclosures required by the FCC, PUC or Commissions, each party shall provide the other parties with advance notice of any such required disclosure of information so that each party may seek an appropriate protective order and/or waive compliance with this Section. The parties shall not oppose any action taken to obtain an appropriate protective order or other reliable assurance that the information will be accorded confidential treatment. The obligations set forth in this
        Section 10.19(b) shall survive the termination of this Agreement.

                (c) The disclosure of information by the parties will not be restricted under this Agreement if such information (i) has been or becomes published or is now, or in the future, in the public domain through (A) no fault of the parties, (B) disclosure other than unauthorized disclosure by the party to whom the information is disclosed, or (C) disclosure to third parties by the disclosing party without similar restriction; (ii) is property (other than proposal letters, commitment letters or other correspondence between the parties) within the legitimate possession of the receiving party prior to disclosure hereunder; (iii) subsequent to disclosure hereunder, is lawfully received from a third party having rights therein without restriction of the third party's or receiving party's rights to disseminate the information and without notice of any restriction against its further disclosure; (iv) is disclosed with the written approval of the other party; (v) is or becomes publicly available free of any obligation to keep it confidential.

                (d) Each of Borrower and Guarantor authorizes Lender to discuss with and furnish to any Affiliate of the Lender, to any government or self-regulatory agency with jurisdiction over the Lender, to any other Governmental Authority or to any assignee, successor, participant, successor, or prospective assignee, successor or participant, all financial statements, audit reports and other information pertaining to the Borrower, the Guarantor and/or its Subsidiaries whether such information was provided by Borrower or Guarantor or prepared or obtained by the Lender or third parties. Neither the Lender nor any of its employees, officers, directors or agents makes any representation or warranty to any existing or prospective assignee, successor or participant regarding any audit reports or other analyses of Borrower or Guarantor that the Lender may distribute, whether such information was provided by Borrower or Guarantor or prepared or obtained by the Lender or third parties, nor shall the Lender or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

                (e) Every reference in this Agreement to disclosures of the parties to Lender (except the financial statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the parties concurrently with the execution of this Agreement and referred to specifically in the Loan Documents. The parties intend that such disclosures are to be limited to those presented in an orderly manner at the time of executing this Agreement and are not to be deemed to include expressly or impliedly any disclosures that previously may have been delivered from time to time to the parties, except to the extent that such previous disclosures are again presented to the parties in writing concurrently with the execution of this Agreement.

        10.20. Jurisdiction and Venue. EACH OF THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE, INCLUDING WITHOUT LIMITATION FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE AND THE CHANCERY COURT FOR DAVIDSON COUNTY, TENNESSEE, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS, AND AGREES NOT TO CONTEST VENUE OR JURISDICTION IN ANY SUCH COURTS. In any such litigation, each of Borrower and Guarantor waives personal service of any summons, complaint or other process, and agree that the service thereof may be made by certified or registered mail direct to Borrower and Guarantor at its address set forth in
Section 10.06 hereof. Within thirty (30) days after such mailing, Borrower and Guarantor shall appear and answer to such summons, complaint or other process. Should Borrower and Guarantor fail to appear or answer within the said 30-day period, then such party shall be deemed in default and judgment may be entered against Borrower and Guarantor for the amount or other relief as demanded in any summons, complaint or other process so served. In the alternative, in its sole discretion, Lender may effect service upon Borrower and Guarantor in any other form or manner permitted by law. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

        10.21. Jury Waiver. BORROWER, GUARANTOR AND LENDER HEREBY KNOWINGLY AND WILLINGLY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS, OR ANY RELATIONSHIP BETWEEN THE LENDER, GUARANTOR AND

BORROWER. EACH OF THE BORROWER AND GUARANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        10.22. Limitation on Liability. LENDER SHALL HAVE NO LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT IN ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS, AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

        10.23. Borrower Waivers. To the fullest extent permitted by law, the Borrower hereby waives (i) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which the Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession, except as expressly required in any of the Loan Documents; (iii) any marshalling of assets, or any right to compel Lender to resort first to any Collateral or other Persons before pursuing the Borrower for payment of the Obligations and any defenses based on suretyship or impairment of Collateral; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any right to require Lender to terminate its security interest in the Collateral or in any other property of the Borrower until termination of this Agreement and the execution by the Borrower and by any person whose loans to the Borrower are used in whole or in part to satisfy the Obligations, of an agreement indemnifying Lender from any loss or damage Lender may incur as the result of dishonored or unsatisfied items of any account debtor applied to the Obligations; and (vi) notice of acceptance hereof. The Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with the Borrower.

        10.24. Schedules. The Schedules and Exhibits attached to this Agreement are an integral part hereof, and are hereby made a part of this Agreement.

        10.25. Agreement to Govern. In case of any conflict between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern.

        10.26. Entire Agreement. This Agreement, the other Loan Documents and other documents, agreements and certificates executed by the parties contemporaneously herewith or subsequent hereto constitute the entire agreement of the parties and supersede all prior understandings and agreements, written or oral, between the parties hereto relating to the subject matter hereof. Neither the Borrower nor the Guarantor is entering into this Agreement in reliance on statements or representations made by any Person other than as set forth herein.



         [END OF GENERAL TERMS AND CONDITIONS. NEXT PAGE IS SCHEDULE 1.]

                         [SIGNATURES ARE ON COVER PAGE.]


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
                                                                   SCHEDULE 1 TO
                                                     LOAN AND SECURITY AGREEMENT

              BORROWER AND GUARANTOR INFORMATION AND DEFINED TERMS

BORROWER'S FEDERAL EMPLOYER/TAX IDENTIFICATION NUMBER: 95-3769651

BORROWER'S AND GUARANTOR'S CHIEF EXECUTIVE OFFICES (INCLUDING COUNTY):

        5000 Plaza on the Lake, Suite 200
        Austin, Travis County, Texas 78746-1050

BORROWER'S NOTICE ADDRESS:

        5000 Plaza on the Lake, Suite 200
        Austin, Texas 78746-1050

        WITH COPIES TO:
        Riordan & McKinzie
        695 Town Center Drive, Suite 1500
        Costa Mesa, CA 92626

GUARANTOR'S NOTICE ADDRESS:

        5000 Plaza on the Lake, Suite 200
        Austin, Texas 78746-1050

        WITH COPIES TO:
        Riordan & McKinzie
        695 Town Center Drive, Suite 1500
        Costa Mesa, CA 92626


"PUC": the term "PUC" shall include, without limitation, the Arizona Corporations Commission and the Oklahoma Corporations Commission.


                                              BORROWER'S INITIALS:     _________
                                              LENDER'S INITIALS:       _________

                                                                SCHEDULE 2.01 TO
                                                     LOAN AND SECURITY AGREEMENT

                             MAXIMUM ADVANCE AMOUNTS


Maximum principal amount of all Advances:   Twenty-Eight Million Dollars ($28,000,000.00)


Maximum amount to be used for
closing costs and legal fees:               Fifty Thousand Dollars ($50,000.00)



Equipment and Related Services Purchased from NTI:

Invoice         Invoice      Equipment and Related        Invoice
 Date           Number       Services Description         Amount
 ----           ------       --------------------         ------



                                              BORROWER'S INITIALS:     _________
                                              LENDER'S INITIALS:       _________

                                                                SCHEDULE 2.02 TO
                                                     LOAN AND SECURITY AGREEMENT

                         PAYMENT TERMS AND GOVERNING LAW


        "Conversion Date": the Financing Termination Date.

        "Financing Termination Date": December 31, 1997.

        "Initial Payment Date": March 31, 1998.

        "Interest Only Period": the period beginning on the First Borrowing Date and continuing through the Conversion Date.

        "Interest Payment Date": the last Business Day of each Calendar Quarter.

        "Interest Rate": a fixed interest rate equal to the lesser of (i) the five (5) year constant maturity Treasury Bill rate as quoted in the Federal Reserve Statistical Release H.15 report on the last business day of the week ending two weeks prior to the week of the Borrowing Date plus 320 basis points ("Interest Rate") expressed as an annual rate of interest, compounded monthly, and calculated on the basis of a 360-day year, or (ii) the maximum permissible rate under applicable law in effect at any time.

        So long as no event of default has occurred and is continuing, the Interest Rate applying to each Advance shall be reduced (on a one-time basis) by 75 basis points when the Guarantor's public debt rating as of any Payment Date equals or exceeds Standard and Poor's BBB- rating.

        So long as no event of default has occurred and is continuing, the Interest Rate applying to each Advance shall be reduced (on a one-time basis) by an additional 25 basis points when the Guarantor's public debt rating as of any Payment Date equals or exceeds Standard and Poor's BBB rating.

        If, after the Guarantor attains a BBB rating, the Guarantor's debt rating is subsequently downgraded from BBB (but not less than BBB-) as of any Payment Date, then the Interest Rate applying to each Advance will be increased by 25 basis points. If the Guarantor's debt rating is further downgraded as of any Payment Date below BBB-, then the Interest Rate applying to each Advance will be increased by an additional 75 basis points.

        "Maturity Date": December 31, 2002, on which date all outstanding principal, accrued and unpaid interest, premiums, expenses, fees, penalties and all other unpaid charges due under the Note and this Agreement shall be finally due and payable.

        "Payment Date": the Initial Payment Date and the last Business Day of each Calendar Quarter thereafter.


                                              BORROWER'S INITIALS:     _________
                                              LENDER'S INITIALS:       _________

                                                                SCHEDULE 2.09 TO
                                                     LOAN AND SECURITY AGREEMENT

                                      FEES

        Legal Fees. The fees and disbursements of counsel to Lender in connection with this transaction.


                                              BORROWER'S INITIALS:     _________
                                              LENDER'S INITIALS:       _________

                                                                SCHEDULE 6.02 TO
                                                     LOAN AND SECURITY AGREEMENT


                               POST-CLOSING ITEMS


POST-CLOSING, PRE-FUNDING CONDITIONS

Without limiting the conditions set forth in this Agreement, Borrower must provide the following:

1.      Filing of UCC-1 Financial Statements with requisite filing offices.

2. Lender must have received satisfactory post-closing lien searches from all applicable recording and filing offices reflecting the first priority of all of Lender's Liens on Collateral.

3. Borrower must comply with all of the Conditions of Lending in Article 6 of this Agreement.


POST-CLOSING, POST-INITIAL FUNDING CONDITIONS

Without limiting the conditions set forth in the Agreement, Borrower must provide the following Closing Documents that were not provided at closing:


               None
                                              BORROWER'S INITIALS:     _________
                                              LENDER'S INITIALS:       _________

                                                                SCHEDULE 7.15 TO
                                                     LOAN AND SECURITY AGREEMENT

                               FINANCIAL COVENANTS


                (a) Debt Service Coverage Ratio. Guarantor shall maintain at all times a Debt Service Coverage Ratio of not less than 1.25 to 1.00.

                (b) Minimum Cash Balance. Guarantor shall maintain at all times a Cash balance or immediately available lines of credit acceptable to Lender of not less than $1,000,000.00.

                (c) Senior Notes. Guarantor shall comply at all times with the covenants contained in Sections 4.07 and 4.09 in the Indenture, as amended from time to time, and such covenants are hereby incorporated into this Schedule and this Agreement by reference, until all of the Guarantor's obligations under the Indenture are paid in full.


                                              BORROWER'S INITIALS:     _________
                                              LENDER'S INITIALS:       _________

                                                                       EXHIBIT A


                                    FORM OF
                                 PROMISSORY NOTE

$28,000,000 (or such lesser amount                           as of _______, 1997
as may be advanced hereunder)


        FOR VALUE RECEIVED, IXC CARRIER, Inc., a Nevada corporation ("Borrower") promises and agrees to pay to the order of NTFC CAPITAL CORPORATION ("Lender"), its successors, assigns or any subsequent holder of this Note at its offices located at 220 Athens Way, Nashville, Tennessee, 37228-1399, or at such other place as may be designated in writing by Lender or its assigns, in lawful money of the United States of America in immediately available funds, Twenty-Eight Million Dollars ($28,000,000) or such lesser amounts advanced pursuant to
Section 2.02 of the Loan Agreement (defined below), as noted on Schedule A hereto, together with interest thereon and other amounts due as provided below. Notations on the Schedules attached hereto are for convenience only, and the failure of the Lender to make any notation on any Schedule, or any incorrect notation by the Lender on any Schedule, shall not diminish the obligations of the Borrower under this Note. This Note shall mature on December 31, 2002 (the "Maturity Date").

        This Note is issued pursuant to that certain Loan and Security Agreement dated as of , 1997 by and between Borrower, IXC Communications, Inc., and Lender (as it may be modified, amended or restated from time to time, the "Loan Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Loan Agreement. Reference is made to the Loan Agreement, which, among other things, permits the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Note is secured by, among other things, the Collateral described in the Loan Agreement and the Security Documents.

        Each Advance hereunder shall bear interest from the date of each such Advance until such amount is due and payable (whether on any Payment Date, at the Maturity Date, by acceleration, or otherwise), at a fixed interest rate equal to the lesser of (i) the five (5) year constant maturity Treasury Bill rate as quoted in the Federal Reserve Statistical Release H.15 Report (or the equivalent of such Report) on the last business day of the week ending two weeks prior to the week of the Borrowing Date plus 320 basis points ("Interest Rate") expressed as an annual rate of interest, compounded monthly, and calculated on the basis of a 360-day year, or (ii) the maximum permissible rate under applicable law in effect at any time. So long as no event of default has occurred and is continuing, the Interest Rate applying to each Advance shall be reduced (on a one-time basis) by 75 basis points when the public debt rating of IXC Communications, Inc. (the "Guarantor") as of any Payment Date equals or exceeds Standard and Poor's BBB- rating. So long as no event of default has occurred and is continuing, the Interest Rate applying to each Advance shall be reduced (on a one-time basis) by an additional 25 basis points when the Guarantor's public debt rating as of any Payment Date equals or exceeds Standard and Poor's BBB rating. If, after the Guarantor attains a BBB rating, the Guarantor's debt rating is subsequently downgraded from BBB (but not less than BBB-) as of any Payment Date, then the Interest Rate applying to each Advance will be increased by 25 basis points. If the Guarantor's debt rating is further downgraded as of any Payment Date below BBB-, then the Interest Rate applying to each Advance will be increased by an additional 75 basis points.

        Interest shall accrue on all principal amounts outstanding hereunder for each separate Advance at the applicable Interest Rate for each Advance and shall compound monthly and be payable quarterly in arrears through December 31, 1997 (the "Interest Only Period").

        Following the end of the Interest Only Period, principal amounts outstanding hereunder and interest shall be paid as follows:

        Principal shall be paid in twenty (20) equal consecutive quarterly installments, plus accrued interest, commencing on March 31, 1998 (the "Initial Payment Date") and on the last Business Day of each Calendar Quarter thereafter (each, a "Payment Date") until the Maturity Date; provided, however, that the principal payment amounts shall be recalculated by Lender if any Advances are made hereunder after the Conversion Date, based on the aggregate amount of all Advances made at any time. The amount of each quarterly payment shall be calculated, at the outset, by amortizing the amount of all principal amounts outstanding on the last day of the Interest Only Period (the "Conversion Date"). It is intended that the above amortization schedule will fully amortize the principal amounts advanced under this Note. The final payment shall be in an amount equal to all outstanding principal, accrued and unpaid interest, premiums, expenses, fees, penalties and all other unpaid charges due under this Note and the Loan Agreement.

        This Note is subject to prepayment pursuant to Section 2.04 of the Loan Agreement. Any prepayments shall be applied first to interest, then to premium, then to expenses, and then to the installments of principal in reverse order of maturity. In addition, principal installments shall be applied to each separate Advance with the oldest Advance being prepaid first, until the remaining principal outstanding on each such Advance is fully prepaid.

        Notwithstanding the foregoing, if Borrower shall fail to pay within ten
(10) days after the due date any principal amount or interest or other amount payable under this Note, upon written notice to Borrower in accordance with
Section 2.02(d) of the Loan Agreement, Borrower shall pay to Lender, to defray the administrative costs of handling such late payments, an amount equal to interest on the amount unpaid, to the extent permitted under applicable law, at a rate equal to the lesser of three percent (3%) over the Interest Rate or the maximum permissible interest rate under applicable law (the "Default Rate") (instead of the Interest Rate), from the due date until such overdue principal amount, interest or other unpaid amount is paid in full (both before and after judgment). In addition, but without duplication, upon the occurrence and during the continuance of an Event of Default, all outstanding amounts hereunder shall bear interest at the Default Rate (instead of the Interest Rate) until such amounts are paid in full or such Event of Default is waived in writing by Lender.

        Notwithstanding any provision of this Note or the Loan Agreement to the contrary, it is the intent of the Lender and the Borrower that the Lender or any subsequent holder of this Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable Law, as amended or enacted, from time to time. In the event Lender, or any subsequent holder of this Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be applied to any other outstanding indebtedness of Borrower due to Lender, and if none is outstanding, shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by the Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the Lender or any subsequent holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

        Provided that no Event of Default has occurred and is continuing, Lender shall apply amounts received for payment under this Note first to interest, then to premium, then to undisputed expenses due Lender after written advice thereof to Borrower, then to principal in reverse chronological order. Upon the occurrence and continuation of an Event of Default, all amounts received for payment under this Note shall at the option of Lender be applied first to any unpaid expenses due Lender under this Note or under any other documents evidencing or securing the obligations of Borrower to Lender (upon written advice thereof to Borrower), then to any unpaid late charges due under the Loan Agreement, then to any unpaid interest accrued at the Default Rate (after the expiration of any applicable cure period, but retroactive to the due date of any uncured Event of Default under Section 9.01(a) of the Loan Agreement), then to all other accrued but unpaid interest due under this Note and finally to the reduction of outstanding principal due under this Note in reverse chronological order.

        Upon the occurrence of any one or more of the events specified in
Section 9.01 of the Loan Agreement (provided that any requirement for the lapse of time, or any other condition, under Section 9.01 or otherwise, has been satisfied), (each, an "Event of Default"), all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable as provided in the Loan Agreement, without further notice, at the option of the Lender. Lender may waive any Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one, but one waiver shall not imply any additional or subsequent waiver. Time is of the essence of this Note.

        Demand, presentment, notice and protest are expressly waived, except for notices to Borrower otherwise expressly required in the Loan Agreement or any other Loan Document. Borrower jointly and severally waives presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly consents to (i) any and all delays, extensions, renewals or other modifications of this Note or any waivers of any term hereof, (ii) any release or discharge by Lender of Borrower, (iii) any release, substitution or exchange of any security for the payment hereof, (iv) any failure to act (except failure to advance funds to the extent required under the Loan Agreement) on the part of Lender, and (vi) any indulgence shown by Lender from time to time (without notice or further assent from Borrower) and hereby agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of Borrower.

        Borrower hereby irrevocably consents to the jurisdiction of the courts located in Davidson County, Tennessee, including without limitation federal courts sitting in the middle district of Tennessee and the Circuit or Chancery courts for Davidson County, Tennessee, for any suit brought or action commenced in connection with this note, any documents executed or delivered in connection herewith, including without limitation the loan agreement, or any relationship between lender and borrower, and agrees not to contest or challenge jurisdiction or venue in any such courts.

        Borrower irrevocably consents to the service of process of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower at the address opposite its signature below or to such other address as Borrower may have furnished to Lender in writing, and agrees that such service shall become effective thirty (30) days after such mailing. However, nothing herein shall affect the right of Lender or Borrower to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Lender or Borrower in any other jurisdiction.

        Borrower hereby knowingly, willingly and irrevocably waives its rights to demand a jury trial in any action or proceeding involving this note, any documents executed or delivered in connection herewith including without limitation the loan agreement or any relationship between borrower and lender. Borrower agrees that lender may file an original counterpart or copy of this paragraph with any court as written evidence of borrower's express waiver of its right to trial by jury.

        In any action to enforce this note, Borrower hereby irrevocably and unconditionally waives, to the extent permitted by applicable law, any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

        In the event this Note is placed in the hands of one or more attorneys for collection or enforcement or protection of the holder's rights described herein or in the Loan Agreement or the other Loan Documents, and a court of competent jurisdiction does not render a judgement against Lender on this Note or the collection issue in dispute, the Borrower agrees to pay all reasonable attorneys' fees and all court and other out-of-pocket costs incurred by the holder hereof (each of which shall be due on demand unless disputed and in any event shall bear interest at the rate then payable hereunder from five (5) days after such demand is made until paid).

        This Note is governed by and shall be construed in accordance with the internal laws of the State of Tennessee. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

        This Note may not be changed, extended or terminated except in writing. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.


        Executed as of _____________________, 1997.


                                         IXC CARRIER, INC.

                                         By:_________________________________

                                         Title:______________________________

                               SCHEDULE A TO NOTE


Initial Payment Date:  March 31, 1998
Maturity Date:  December 31, 2002

Amount Advanced       Date Advanced      Payment Amount        Payment Date          Interest
                                                                                     Rate
---------------       -------------      --------------        ------------          ---------

---------------       -------------      --------------        ------------          ---------
---------------       -------------      --------------        ------------          ---------
---------------       -------------      --------------        ------------          ---------
---------------       -------------      --------------        ------------          ---------
---------------       -------------      --------------        ------------          ---------
---------------       -------------      --------------        ------------          ---------
---------------       -------------      --------------        ------------          ---------

                                                                       EXHIBIT B


                                    FORM OF
                              BORROWING CERTIFICATE


        Pursuant to Section 2.03(b) of the Loan and Security Agreement dated as of __________, 1997 between IXC CARRIER, INC., a Nevada corporation (the "Borrower"), IXC COMMUNICATIONS, INC., a Delaware corporation, and NTFC CAPITAL CORPORATION (the "Lender"), (as amended, modified or supplemented from time to time, the "Loan Agreement"), the undersigned Responsible Officer of the Borrower hereby certifies as set forth below. Capitalized terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein (unless otherwise indicated).

        1. The Borrower hereby represents and warrants that its representations and warranties contained in Article 4 of the Loan Agreement are true and correct on and as of the date of this Certificate.

        2. Immediately prior to and immediately after the making of the Advance requested hereunder, no Default or Event of Default has or will have occurred and will be continuing under the Loan Agreement.

        3. All other applicable conditions of Article 6 of the Loan Agreement have been satisfied; all applicable covenants contained in Article 7 of the Loan Agreement have been met; and no violations of Article 8 have occurred and remain uncured.

        4. The Borrowing Date on which the Advance is requested is _____________ ___, 199__.

        5. The total amount of the Advance requested hereunder is $_____________, to be disbursed and allocated as follows:

                (a) $_____________, to be paid directly to NTI for the purchase by the Borrower of Equipment provided in accordance with the NTI Supply Agreement (evidenced by the copies of unpaid NTI invoices attached to this Certificate); and

                (b) $_____________, to be paid to the Borrower as reimbursement for amounts paid to NTI under the NTI Supply Agreement by Borrower, as evidenced by the attached invoices and copies of Borrower's cancelled checks in payment thereof.

        6. The amount of the Advance described in 5(a) above (if any) is equal to the amount due and owing on the date hereof under the NTI Supply Agreement.

        7. The Advance requested on the date hereof is for a proper purpose as set forth in Section 2.01 of the Loan Agreement.

        8. The Equipment being purchased with proceeds of the Advance (or for which reimbursement is being requested) is described on Schedule 1 attached hereto.

        9. A copy of the Federal Reserve Statistical Release H.15 report quoting the five (5) year constant maturity Treasury Bill rate on the last business day of the week ending two weeks prior to the week of the Borrowing Date is attached hereto.

        10. Wire instructions for Advances to be disbursed to Borrower are as follows:

        Account Number:       ____________________________
        Account Name:         ____________________________
        Bank :                ____________________________
        ABA routing number:   ____________________________


        IN WITNESS WHEREOF, the undersigned has duly executed this Borrowing Certificate in the name of the Borrower as of the ___ day of __________, 199__.


                                IXC CARRIER, INC.


                                By:_________________________________________

                                Title:______________________________________

                                                                       EXHIBIT C


                                    FORM OF
                    OPINION OF COUNSEL FOR CORPORATE BORROWER
                             AND CORPORATE GUARANTOR

                                 [CLOSING DATE]

NTFC Capital Corporation
220 Athens Way
Nashville, Tennessee 37228

Export Development Corporation
151 O'Connor
Ottawa, Canada K1A 1K3

        Re: Equipment Loan and Security Agreement between NTFC Capital Corporation, IXC Carrier, Inc. and IXC Communications, Inc.

Ladies and Gentlemen:

        We have acted as counsel to IXC Carrier, Inc., a Nevada corporation ("Borrower"), and IXC Communications, Inc., a Delaware corporation ("Guarantor") in connection with the preparation, execution and delivery of the Loan and Security Agreement (the "Loan Agreement") dated as of June , 1997, between the Borrower, the Guarantor and NTFC Capital Corporation ("Lender") and the transactions contemplated by the Loan Agreement. This opinion is being furnished to NTFC Capital Corporation pursuant to Section 5.02 of the Loan Agreement and to Export Development Corporation in its capacity as an assignee pursuant to that certain Assignment and Acceptance dated as of June ___, 1997. Capitalized terms used herein without definition have the same meanings as in the Loan Agreement.

        In furnishing our opinion, we have examined such agreements, certificates and other documents as we have deemed relevant and necessary as the basis for our opinion, including the Certificates of Incorporation and the By-laws of the Borrower and the Guarantor, each as amended to date. We have also examined executed counterparts of the Loan Agreement, the Note, the Security Documents, the NTI Purchase Agreement, the Guaranty, and all other Basic Agreements and other Loan Documents (collectively, the "Agreements"). We have relied as to factual matters on the representations and warranties of the Borrower and the Guarantor set forth in the Loan Agreement and the Guaranty. We have assumed the genuineness of all signatures (except those of the Borrower and the Guarantor) and conformity to original documents of all documents furnished to us as originals or photostatic copies.

        We are licensed to practice in the State of [California] [Texas], and we are familiar with the corporate laws of the State of Nevada, the Borrower's state of incorporation, and the corporate laws of the State of Delaware, the Guarantor's state of incorporation. Texas is the state in which (i) the Borrower was formed, (ii) the Borrower's chief executive offices are located, and (iii) the Equipment is or is to be located. We express no opinion as to any laws other than the state laws of [California] [Texas], the corporate laws of the states of Nevada and Delaware, and referenced federal law.

        On the basis of the foregoing, and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

        1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to carry on its business, to own or hold under lease its properties, and to enter into the Agreements to which it is a party and to carry out the terms thereof. It is fully qualified to conduct business and in good standing as a foreign corporation in the State of Texas and in every other state where such qualification is necessary.

        2. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business, to own or hold under lease its properties, and to enter into the Agreements to which it is a party and to carry out the terms thereof. It is fully qualified to conduct business and in good standing as a foreign corporation in every state where such qualification is necessary.

        3. Each of the Agreements to which it is a party has been duly authorized, executed and delivered by the Borrower. Each of the Agreements to which it is a party constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms except that such enforceability is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally and the application of equitable principles (whether enforcement is sought in equity or at law), and except that certain of the remedial provisions contained in the Loan Agreement may be further limited or rendered unenforceable by other applicable laws (but we do not believe that such other laws and equitable principles make the remedies or procedures afforded by the Agreements inadequate for the practical realization of the benefits intended to be provided thereby).

        4. Each of the Agreements to which it is a party has been duly authorized, executed and delivered by the Guarantor. Each of the Agreements to which it is a party constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms except that such enforceability is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally and the application of equitable principles (whether enforcement is sought in equity or at law), and except that certain of the remedial provisions contained in the Loan Agreement and the Guaranty may be further limited or rendered unenforceable by other applicable laws (but we do not believe that such other laws and equitable principles make the remedies or procedures afforded by the Agreements inadequate for the practical realization of the benefits intended to be provided thereby).

        5. All consents and authorizations of, filings with and other acts by or in respect of, any federal or State Governmental Authority required for the due execution, delivery and performance by the Borrower and the Guarantor of the Agreements to which each is a party, or the legality, validity or enforceability thereof or the formation or operation of the Borrower and the Guarantor and their respective businesses have been obtained or performed and are in full force and effect.

        6. The execution, delivery and performance of the Agreements to which Borrower or Guarantor are parties and the taking of actions contemplated thereby
(i) do not and will not result in any violation of, or conflict with or constitute a default under, any term of the Borrower's or the Guarantor's Certificate of Incorporation or By-laws, each as amended to date, (ii) to the best of our knowledge, based on due inquiry, do not and will not conflict with or constitute a default under any agreement, instrument, order, judgment or decree to which the Borrower or the Guarantor or their respective properties are parties or subject, or (iii) do not and will not, except as contemplated by the Loan Documents, result in the creation of any lien, charge or encumbrance upon any of the capital stock or assets of the Borrower or the Guarantor. The Borrower's and the Guarantor's execution, delivery, performance of and compliance with the terms of the Agreements to which they are parties do not violate any provision of any applicable federal, state or local law, rule or regulation.

        7. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrower) pending or, to our knowledge, threatened against the Borrower, before any court, arbitrator or grand jury or any governmental body, agency or official or at law of any jurisdiction in which there is a reasonable possibility of an adverse decision which would materially and adversely affect the business, financial condition or properties of the Borrower taken as a whole, or the ability of the Borrower to perform its obligations under the Agreements to which it is a party. To our knowledge after due inquiry, the Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality of any jurisdiction, a default under which would materially and adversely affect the business, financial condition or properties of the Borrower taken as a whole.

        8. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Guarantor) pending or, to our knowledge, threatened against the Guarantor, before any court, arbitrator or grand jury or any governmental body, agency or official or at law of any jurisdiction in which there is a reasonable possibility of an adverse decision which would materially and adversely affect the business, financial condition or properties of the Guarantor taken as a whole, or the ability of the Guarantor to perform its obligations under the Agreements to which it is a party. To our knowledge after due inquiry, the Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality of any jurisdiction, a default under which would materially and adversely affect the business, financial condition or properties of the Guarantor taken as a whole.

        9. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        10. To the best of our knowledge based on due inquiry, the Borrower has no Subsidiaries at the date hereof.

        11. Courts in the State of Texas, applying Texas choice of law principles should honor the choice of the parties to have the internal laws of the State of Tennessee apply to this transaction, except to the extent the Texas Uniform Commercial Code applies to this transaction.

        12. If the laws of the State of Texas were applied, the Interest Rate, Default Rate, fees, premiums and other amounts that the Borrower will be required to pay under the terms of the Agreements do not violate any State of Texas usury laws or laws limiting the lawfully chargeable amounts of such interest, fees, premiums or other charges, either individually or in the aggregate.*

        13. The Loan Agreement is effective to create in favor of Lender a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Collateral in which a security interest may be created under Article 9 of the Uniform Commercial Code as adopted in the State of Texas (the "UCC"). The Borrower's Financing Statements, copies of which are attached hereto as Exhibit A, are in appropriate form for filing pursuant to the UCC. Upon the filing of the Financing Statements in the offices indicated in Exhibit B hereto, the Loan Agreement will constitute a fully perfected lien on, and security interest in, all rights, title and interest of the Borrower in all of the Collateral described in the Loan Agreement in which a security interest may be perfected under Article

--------
* These opinions may be rendered by separate Texas counsel.

9 of the UCC, subject to no other liens. No other filing is necessary in order to perfect the priority of the Collateral described in the Loan Agreement over subsequently recorded liens or security interests, including interests of owners and encumbrancers of any real property where any of the Collateral may be located.*

        14. We have conducted a UCC-11 search dated __________, of the UCC records in the Office of the Secretary of State of the State of Texas. Solely in reliance on the results of that search, a copy of which is Exhibit C hereto, the Lender will have a first priority security interest in the Collateral when the Form UCC-1 Financing Statements in the form attached hereto are filed as indicated in Paragraph 11 above. The first-priority security interest of the Lender in and to the Collateral will not be affected or impaired by the terms of any loan agreement or indenture or any other contract, agreement or instrument to which the Borrower is a party, or under which it is bound.*

        15. Under the laws of the State of Texas, there is no requirement that Lender qualify to do business in that State, comply with the provisions of any foreign lender statute or pay any state or local tax in that State in its capacity as mortgagee or secured party in order to carry out the transactions contemplated by, receive the benefits provided by, or enforce the provisions of, the Security Documents. Except for nominal recording and filing fees, no recording, filing, stamp, transfer, privilege, intangibles or other tax must be paid in connection with the execution, delivery, filing, recordation or enforcement of the Financing Statements, or the other Agreements.*

        This opinion is rendered only for the benefit of NTFC Capital Corporation and Export Development Corporation and their respective successors and assigns, and may not be relied upon by other parties without our prior written consent.

                                           Very truly yours,

                                                                    EXHIBIT A TO
                                                 OPINION OF COUNSEL FOR BORROWER


                    COPIES OF BORROWER'S FINANCING STATEMENTS

                                  SEE ATTACHED.

                                    FORM OF
                               LANDLORD'S CONSENT


        THIS LANDLORD'S CONSENT ("Consent"), made and entered into this ___ day of _________, 1997, by ____________, ("Landlord") in favor of NTFC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                   BACKGROUND:

         A. Landlord is the owner of certain real property located in __________ County, ________, being more particularly described on Exhibit A attached hereto (the "Premises").

        B. The Premises have been leased to _____________ ("Lessee") by Lease Agreement dated __________ (the "Lease") a memorandum of which is attached hereto as Exhibit B and is of record at Book __________, Page __________, in the Office of the [Recorder of Deeds] for __________ County, ___________.

        C. Lender will be extending loans and other financial accommodations to IXC Carrier, Inc. ("Borrower") for the purpose of financing Borrower's acquisition of certain telecommunications equipment (the "Equipment"), part of which may be located on the Premises.

        D. As a condition to extending such loans and other financial accommodations, Lender has required, among other things, that Borrower grant to Lender security interests in the Equipment whether now owned or hereafter acquired ("Collateral"), a portion of which Collateral is and may hereafter be located on or about the Premises.

        NOW, THEREFORE, in order to induce Lender to continue to extend financial accommodations to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees with Lender as follows:

        1. Landlord agrees that Lender's security interests and liens in the Collateral shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of this Agreement, Landlord will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which Landlord hereby subordinates in favor of Lender.

        2. Landlord hereby agrees that none of the Collateral is subject to the Lease and hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral (except with respect to the subordinated landlord lien referred to in Section 1 above). The Collateral may be affixed to or used in conjunction with the Premises, but shall remain the Lessee's personal property, subject to Lender's lien, at all times. Landlord agrees not to impound or remove any of the Collateral from the Premises as long as this Consent is in effect, except as set forth herein.

        3. Landlord agrees that Lender may enter upon the Premises at any time or times, during normal business hours, with reasonable advance notice to Landlord, to inspect or to remove the Collateral therefrom, without charge, except for reimbursement for any physical damage to the Premises caused by such removal. Landlord will not hinder Lender's actions in enforcing its liens and remedies with respect to the Collateral. Landlord agrees that Lender may conduct public or private sales of the Collateral at the Premises and that interested parties will be permitted access to the Premises during normal business hours, with reasonable advance notice to Landlord, for the purpose of inspecting the Collateral prior to any such sale.

        4. Landlord agrees that as long as Landlord receives in a timely fashion all rental payments as and when due, and as long as the obligations of the Lessee to maintain the Premises are being fulfilled (whether by Lessee or, at Lender's option, by Lender or any designee of Lender), Landlord will not terminate the Lease or take any action to impound or remove the Collateral or to require Lessee, Lender or Lender's designee to surrender possession of the Premises until termination of the Lease.

        5. In the event that Lessee defaults in its obligations under the Lease, Landlord hereby agrees to give Lender written notice of default under the Lease, at the same time and in the same manner as such notice is given to Lessee and further agrees to allow the Collateral to remain on the Premises for a reasonable time not less than ninety (90) days, during which time Lender may, at its discretion, remove, sell or otherwise dispose of such Lender's Collateral as Lender may elect, as long as Landlord receives the rental payments due under the Lease, and as long as Lessee's obligations to maintain the Premises are being fulfilled.

        6. Landlord states that the Lease is presently in full force and effect, that all rentals have been paid up to date, and that the Lease is not in default.

        7. This Consent shall remain in full force and effect until all obligations of Lessee to Lender have been paid and satisfied in full and Lender has terminated its financing agreements with Lessee.

        8. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Lender and its successors and assigns. Notwithstanding any other provision of this Consent or the Lease to the contrary, all of Lender's right, title and interest in and to the Lease and any obligations thereunder may be assigned and transferred to an affiliate or successor of Lender without notice to Landlord, and to other parties with notice to Landlord.

        9. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:


                (a) If to Lender:

                    NTFC Capital Corporation
                    220 Athens Way
                    Nashville, Tennessee  37228
                    Attention:  Vice President, Marketing

                (b) If to Landlord:

                    _________________________
                    _________________________
                    _________________________
                    Attention: ______________

        10. This Landlord's Consent may be recorded in any appropriate locations.

        11. This document shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises are located.





        IN WITNESS WHEREOF, Landlord has executed this Landlord's Waiver and Consent on the date first above written.


                                    LANDLORD:


                                    ________________________________________

                                    By:_____________________________________

                                    Title:__________________________________

[FORM OF NOTARY ACKNOWLEDGEMENT] [SAMPLE: VARIABLE BY STATE AND TYPE OF ENTITY]

[CORPORATION]

STATE OF ________________)
COUNTY OF _______________)

        Before me, ____________ , a Notary Public of said County and State, personally appeared ____________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be ____________ (or other officer authorized to execute the instrument) of _________________, the within named bargainor, a corporation, and that he/she as such _____________________executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as ___________________.

        Witness my hand and seal, at Office in ____________________, this ______ day of ________________, 19______ .



                                  ----------------------------
                                  Notary Public


My Commission Expires:____________




This Document Prepared By:

________________________________________
________________________________________
________________________________________


After Recording Return To:

________________________________________
________________________________________
________________________________________

                                                         EXHIBIT A TO LANDLORD'S
                                                              WAIVER AND CONSENT


                              Property Description

                                                                       EXHIBIT E

                                    FORM OF
                            ENVIRONMENTAL CERTIFICATE

         In connection with the loans from NTFC Capital Corporation ("Lender") to IXC Carrier, Inc. ("Borrower") pursuant to the Loan and Security Agreement dated as of July __, 1997, between the Lender, the Borrower, and IXC Communications, Inc. ("Guarantor") (the "Loan Agreement"), the Borrower and the Guarantor hereby certify to, and agree with, the Lender as follows:

         1. Neither the Borrower nor the Guarantor has actual knowledge of (a) the presence of any hazardous Substances (as herein defined) on any of the real property owned, leased or operated by the Borrower or Guarantor, or anticipated to be necessary to be acquired by the Borrower or Guarantor, on which any Equipment financed with proceeds of the Loan Agreement will be located (the "Property"); (b) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property; or (c) any spills or disposal of Hazardous Substances that have occurred or are occurring off the Property as a result of any construction on or operation and use of the Property.

         2. To the best of the Borrower's and Guarantor's knowledge, the Property and any previous or current operation concerning the Property are not in violation of any applicable Environmental Law (as defined below), and neither the Borrower nor the Guarantor has knowledge or has received any notice from any governmental body, citizens' group, employee or other Person claiming that the Property or operations or uses of the Property have or may result in any violation of any Environmental Law or asserting that any Person has any environmental liability with respect to the Property, or requiring or calling attention to the need for, any work, repairs, construction, reclamation, alterations or installation on or in connection with the Property in order to comply with any Environmental Law with which the Borrower or Guarantor has not complied (collectively, "Environmental Claims"). If there are any such notices with which the Borrower or Guarantor has complied, the Borrower or Guarantor shall provide the Lender with copies thereof. If the Borrower or Guarantor receives any such notice or any other notice, it will immediately provide a copy to the Lender.

         3. To the best of the Borrower's and the Guarantor's knowledge, no litigation, claim, action, investigation or administrative proceeding in respect of any Environmental Law is pending or is proposed, threatened or anticipated with respect to the Property or the use and operation thereof.

         4. The Borrower and the Guarantor jointly and severally agree to indemnify and hold the Lender harmless from and against any and all claims, demands, damages, losses, liens, liabilities, interest, penalties, fines, lawsuits, and other proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees and testing, assessment, investigation and audit costs), arising directly or indirectly from or out of, or in any way connected with (a) the presence or suspected presence of any Hazardous Substances on the Property; (b) any violation or alleged violation of any Environmental Law, whether attributable to events occurring before or after the Borrower's or the Guarantor's acquisition of an interest in the Property, or (c) any inaccuracy in the certifications contained herein. The Borrower and the Guarantor agree that the Lender shall be entitled to require further information and/or to request that the Borrower or Guarantor conduct environmental assessments or audits (at the Borrower's or Guarantor's expense) if the Lender has reason to suspect any environmental problems with the Property. In any such event, the Borrower or Guarantor shall cooperate fully with the Lender and its agents, and shall deliver to the Lender any environmental reports and information relating to the Property that the Borrower or Guarantor may have. All obligations of the Borrower or the Guarantor under this Certificate shall be part of the "Obligations," as defined in the Loan Agreement and shall survive termination of the Loan Agreement and payment of the rest of the Obligations.

         5. This Certificate shall be binding upon the Borrower and the Guarantor and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of and may be relied upon by the Lender, its successors and assigns. All of the Lender's right, title and interest in this Certificate may be assigned in accordance with the terms of the Loan Agreement.

         6. The term "Environmental Law" means any current or future federal, state and local law (including common law), statute, regulation, ordinance, rulings, codes, judicial order, administrative order or terms of licenses or permits applicable to environmental conditions in, on, under or around the Premises, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and Reauthorization Act of 1986, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, and the Hazardous Waste Management Act, all as now or hereafter amended. The term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment. The term "environment" means any surface or groundwater, drinking water supply, land, surface or subsurface strata or the ambient air. The term "Hazardous Substance" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance, or infectious material, substance or waste or other similar term by any Environmental Law, including without limitation, asbestos in friable form, petroleum products, mining wastes, fly ash and agricultural chemical products. Further, the terms "release," "environment" and "hazardous substance" shall have any additional meanings as defined by any such Environmental Laws. Finally, to the extent that any applicable state laws establish a meaning for "release" or "hazardous substance" which is broader than as defined above, such broader meaning shall apply.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ___ day of July, 1997.

IXC COMMUNICATIONS, INC.                     IXC CARRIER, INC.


By:                                          By:
   ---------------------------                  ----------------------------
Title:                                       Title:
      ------------------------                     -------------------------

STATE OF _________________ )
COUNTY OF ________________ )


         Before me, ____________________, a Notary Public of said County and State, personally appeared ____________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be _____________ (or other officer authorized to execute the instrument) of _______________, the within named bargainor, a corporation, and that he/she as such ________________ executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as __________________.

         Witness my hand and seal, at Office in __________________________, this ___ day of ___________________, 19___.


                                             ___________________________________
My Commission Expires:________________                  Notary Public




         Before me, __________________, a Notary Public of said County and State, personally appeared ____________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be ___________________ (or other officer authorized to execute the instrument) of ____________________, the within named bargainor, a corporation, and that he/she as such _______________________ executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as
___________________.

         Witness my hand and seal, at Office in __________________________, this ___ day of ___________________, 19___.


                                             ___________________________________
My Commission Expires:________________                  Notary Public

                                                                       EXHIBIT F

                                    FORM OF
                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Loan and Security Agreement dated as of July 18, 1997 (as in effect on the date hereof, the "Loan Agreement"), among IXC Carrier, Inc. ("Borrower"), IXC Communications, Inc. ("Guarantor"), and NTFC Capital Corporation. Terms defined in the Loan Agreement are used herein with the same meanings unless otherwise defined.

         NTFC Capital Corporation ("Assignor") hereby sells and assigns, without recourse, to Export Development Corporation ("Assignee"), and Assignee hereby purchases and assumes, without recourse, from Assignor, effective as of the Assignment Date set forth on Schedule A hereto, the Proportionate Share of the Commitment set forth on Schedule A hereto, together with the Proportionate Share of the Assignor's rights and interests in, to and under the Loan Agreement and the other Loan Documents represented (the "Assigned Interest"), all as set forth herein. The Assigned Interest includes the Proportionate Share of principal owing to the Assignor on the applicable Assignment Date as set forth on Schedule A hereto, and the right to receive interest and other payments in respect of such Proportionate Share of principal amounts as they come due, subject to the Assignor's finder's fee referenced below. After the Assignment Date, Assignee shall fund its Proportionate Share of the Advances made to the Borrower under the Loan Agreement.

         Assignor represents and warrants that it is the sole legal and beneficial owner, free and clear of any claims, liens or encumbrances, of the Assigned Interest, the Assignor has not created any adverse claim upon the Assigned Interest, and the interest is free and clear of any adverse claim. Assignor also represents and warrants that it has provided to Assignee a true and correct copy of the Loan Agreement (including the Schedules and forms of Exhibits attached thereto), and that all Conditions of Closing and applicable Conditions of Lending (including the post-closing items, if any, on Schedule
6.02 of the Loan Agreement) have been satisfied or waived with the written approval of Assignee. Assignor further represents and warrants to Assignee that to Assignor's knowledge, no Event of Default or condition or event which with the passage of time, the giving of notice or both would constitute an Event of Default, exists and is continuing under the Loan Agreement or the other Loan Documents.

         From and after the applicable Assignment Date, the Assignee shall have the right to receive all payments due upon the applicable Assigned Interest and arising from the proceeds of the sale of any Collateral or otherwise upon the exercise of remedies available to the Lender in accordance with the provisions of the Loan Agreement and the other Loan Documents (the "Payments"), but without recourse against the Assignor. Assignee shall pay Assignor a "finder's fee" equal to twenty-five basis points (.25%) of Assignee's Proportionate Share of each Advance. Such finder's fee shall be paid by Assignee within two (2) Business Days following Assignee's receipt of the first interest payment made in connection with such Advance.

         Assignor shall require the Borrower to execute two replacement Notes, evidencing the retained interest of the Assignor and the Assigned Interest, respectively, and to deliver such replacement Notes upon the surrender to the Borrower of the original Note.

         The Assignor further represents and warrants that Assignee has no obligation to fund advances or to make loans in excess of the Proportionate Share of the Commitment set forth on Schedule A hereto.

         From and after the Assignment Date, (i) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement, and to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Agreement, except as provided herein.

         All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier services, messenger, or telecopy at, or if duly deposited in the mails, by certified or registered mail, postage prepaid - return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

(A)      in the case of the Assignee:

                  Export Development Corporation
                  151 O'Connor
                  Ottawa, Canada  K1A 1K3
                  Telephone: (613) 598-3034
                  Facsimile: (613) 598-6858


(B)      in the case of Assignor:

                  NTFC Capital Corporation           NTFC Capital Corporation
                  220 Athens Way                     14131 Midway Road
                  Nashville, TN  37228               Suite 630
                  Attn: Lawrence W. Middleton        Dallas, TX  75244
                  Telephone: (615) 734-5272          Attn: Brett Woodard
                  Facsimile: (615) 734-5283          Telephone: (972) 341-2756
                                                     Facsimile: (972) 341-2755

         This Assignment and Acceptance may be executed in counterparts and shall be governed by and construed in accordance with the laws of the State of Tennessee. The terms set forth above are hereby agreed to as of the ___ day of _________, ____.

                                    NTFC CAPITAL CORPORATION, as Assignor


                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________



                                    EXPORT DEVELOPMENT CORPORATION, as Assignee


                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                                  SCHEDULE A TO
                            ASSIGNMENT AND ACCEPTANCE




Name of Assignor: NTFC Capital Corporation


Name and address of Assignee:               Export Development Corporation
                                            151 O'Connor
                                            Ottawa, Canada  K1A 1K3

Effective Date of Assignment:               July 18, 1997



  Assigned Interest
i)  Principal Amount of Advances Assigned:                    USD -0-


ii) Percentage of Unfunded Commitments Assigned:

         Assigned to Assignee:              71.428571%

         Retained by Assignor:              28.571429%

         Total:                               100   %
                                              -------

                                                                       EXHIBIT G

                                    FORM OF
                       CERTIFICATE OF FINANCIAL CONDITION

         IXC Carrier, Inc. a Nevada corporation (the "Borrower"), acting by and through its Senior Vice President and Chief Financial Officer, and IXC Communications, Inc., a Delaware corporation (the "Guarantor"), acting by and through its Senior Vice President and Chief Financial Officer, provide this Certificate in connection with that certain Loan and Security Agreement of even date herewith executed between NTFC Capital Corporation ("Lender"), Borrower and Guarantor (the "Loan Agreement"), pursuant to which the Lender has agreed to make loans to the Borrower in the maximum aggregate principal amount of $28,000,000.00, as evidenced by certain promissory notes issued by Borrower to the order of the Lender or its assigns. Borrower and Guarantor hereby certify to
Lender:

         1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement.

         2. The financial statements and all other documents relating to the Guarantor's present or projected future financial condition provided to the Lender in connection with the Loan Agreement have been prepared by or prepared under the supervision of a Responsible Officer of the Guarantor, with due diligence and in full awareness of the reliance of the Lender on the information contained therein in reaching its decision to make the Advances. The financial statements are the most recent annual or quarterly financial statements of the Guarantor, and such financial statements are in conformity with GAAP (except that quarterly reports may omit accompanying notes thereto and may be subject to year-end audit adjustments).

         3. The Borrower believes that, as a result of the Advances and any obligations incurred in connection therewith and the other transactions contemplated by the Loan Agreement, it has not incurred and will not incur debts beyond its ability to satisfy them as they mature, and will have a positive cash flow after paying all of its anticipated indebtedness when due, including the obligations due to the Lender under the Loan Documents.

         4. After giving effect to the Advances and the obligations incurred in connection therewith and the other transactions contemplated by the Loan Agreement, the Borrower anticipates that it will have sufficient proceeds from its operating cash flow in the ordinary course of business, sufficient to pay its interest expense and current maturities of long-term indebtedness when due. The Borrower expects its cash flow to be sufficient to provide the cash needed to repay existing long-term indebtedness as such matures.

         5. Immediately after giving effect to the transactions contemplated by the Loan Agreement and the other Loan Documents, the fair saleable value of the assets of the Borrower will exceed the aggregate amount of all of the Borrower's then outstanding indebtedness.

         6. Based on the present and anticipated needs for capital of the business conducted, or anticipated to be conducted in the future, by the Borrower, and after giving effect to the Advances, the Borrower will not be left with unreasonably small capital to finance the needs and anticipated needs of such business.

         IN WITNESS WHEREOF, the Borrower and the Guarantor have caused the execution of this Certificate this ____ day of _____________, 1997.

                                         IXC CARRIER, INC.


                                         By:
                                             --------------------------------,
                                                  Senior Vice President


                                         IXC COMMUNICATIONS, INC.



                                         By:
                                             --------------------------------,
                                                  Senior Vice President




                                        2

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                                                                       EXHIBIT H

                                    FORM OF
                        UNCONDITIONAL GUARANTY AGREEMENT


         THIS UNCONDITIONAL GUARANTY AGREEMENT (the "Guaranty"), dated as of July __, 1997, made by IXC COMMUNICATIONS, INC., a Delaware corporation (the "Guarantor"), in favor of NTFC CAPITAL CORPORATION, a Delaware corporation (the "Lender"), and any assignee of the Lender.

                                    RECITALS:

         A. Guarantor desires to induce the Lender to enter that certain Loan and Security Agreement dated as of July __, 1997 (the "Loan Agreement"), by and between Lender, Guarantor, and IXC Carrier, Inc., a Nevada corporation ("Borrower") which is a wholly owned subsidiary of the Guarantor, to finance the acquisition of Equipment, as hereinafter defined, pursuant to the terms of the Loan Agreement. Such financings shall be referred to herein from time to time as the "Loans".

         B. The Lender is willing to enter into the Loan Agreement, and advance the Loans, subject to the terms and conditions set forth in the Loan Agreement and the other Loan Documents, as hereinafter defined, (as amended, modified, supplemented or replaced from time to time) but only so long as Guarantor unconditionally guarantees the timely performance and payment by Borrower of each and every obligation under the Loan Documents, subject only to the limitations stated herein.

         C. Guarantor acknowledges that the Lender would not be willing to enter into the Loan Documents without the guaranty by Guarantor under the terms of this Guaranty.

         D. Guarantor owns one hundred percent (100%) of the outstanding capital stock of Borrower, and Guarantor expects to increase its business, and the business of its other direct and indirect Affiliates, through the use of the Equipment by Borrower and will receive direct and indirect benefit from the Lender's extension of credit to Borrower.

         NOW, THEREFORE, in order to induce the Lender to enter into the Loan Documents with Borrower and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

                                     TERMS:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "Equipment" has the meaning assigned to that term in the Loan Agreement.

                  "Guaranteed Obligations" has the meaning assigned to that term in Section 2.1 hereof.

                  "Guarantor" has the meaning assigned to that term in the preamble hereof, and its successors and permitted assigns, and shall include without limitation:
         (i) the Guarantor as debtor-in-possession or any trustee in any bankruptcy proceeding; (ii) any trustee, receiver, custodian, conservator, or other similar appointee over Guarantor or over any of Guarantor's property pursuant to any court proceeding of any kind or otherwise; and (iii) any successor person.

                  "Guaranty" means this Unconditional Guaranty Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Borrower" has the meaning assigned to that term in the first recital hereto, and its successors and assigns, and includes without limitation: (i) the Borrower as debtor-in-possession or any trustee in any bankruptcy proceeding; (ii) any trustee, receiver, custodian, conservator, or other similar appointee over Borrower or over any of Borrower's property pursuant to any court proceeding of any kind or otherwise; and (iii) any successor person.

                  "Loan Agreement" has the meaning assigned to that term in the first recital hereto.

                  "Loans" has the meaning assigned to that term in the first recital hereto.

                  "Loan Documents" has the meaning assigned to that term in the Loan Agreement.


         SECTION 1.2. Loan Documents Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Loan Documents.


                                   ARTICLE II

                                    GUARANTY

         SECTION 2.1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees, subject to the limitations expressed herein, the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of any and all indebtedness and obligations of any kind and character whatsoever of Borrower to the Lender and any and all extensions, renewals and replacements of such indebtedness, arising under any of the Loan Documents including, but not limited to, the Loan Agreement, the Note, or any other document executed by Borrower in connection therewith, or of Guarantor hereunder, whether such indebtedness is:

                  (i) characterized as the payment of principal, interest, premiums, fees, costs, expenses, lease obligations, indemnities, or otherwise;

                  (ii) presently existing or hereafter incurred or arising;

                  (iii) from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred;

                  (iv) foreseen or unforeseen, direct or indirect, absolute or contingent, primary or secondary, secured or unsecured, matured or unmatured, of the same class or type or of different classes or types;

                  (v) created by or arising under contract, tort, guaranty, overdraft, recovery of

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                  avoided payments or otherwise;

                  (vi) contracted for by Borrower alone or jointly and severally with another or others;

                  (vii) incurred by Borrower prior to, during, or after any filing by Borrower or against Borrower of any petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under bankruptcy, insolvency, or similar laws now or hereafter in affect in the United States of America or any state or territory thereof or any foreign jurisdiction, and notwithstanding Borrower's legal status as a debtor or a debtor-in-possession or Borrower's discharge in any such proceeding;

                  (viii) created or incurred with or without notice to Guarantor; and/or

                  (ix) for future advances of any sort, including, without limitation, future advances made by Lender for taxes, levies, insurance and/or repairs to or maintenance of the Collateral or for expenses of collection or protection of Lender's rights, including reasonable attorney's fees.

The foregoing obligations are referred to herein collectively as the "Guaranteed Obligations." This Guaranty constitutes a guaranty of payment when due and not merely of collection, and Guarantor specifically agrees that it shall not be necessary or required that the Lender or any holder of any Loan exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower before or as a condition to the Guaranteed Obligations of any Guarantor hereunder.

         SECTION 2.2. Acceleration of Guaranty. Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or Guarantor, or the inability or failure of the Borrower or Guarantor to pay debts as they become due, or an assignment by the Borrower or Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations of the Borrower may not then be due and payable, Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by Guarantor if all such Guaranteed Obligations were then due and payable.

         SECTION 2.3. Guaranty Absolute. This Guaranty shall be construed as a continuing, absolute, unconditional and irrevocable guarantee of payment and shall remain in full force and effect until all Guaranteed Obligations of the Borrower have been paid in full, all obligations of Guarantor hereunder have been paid in full and all Loan Documents shall have terminated. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Agreement, and that all other Guaranteed Obligations shall be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (a) any lack of validity, legality or enforceability of the Loan Agreement, the Note, any other Loan Document or any other agreement or instrument relating to any thereof;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Loan Agreement, any Schedule or any other Loan Document;

                  (c) any addition, exchange, release or non-perfection of any collateral, or any release

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         or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) the failure of the Lender or any holder of a Loan
         Document:

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower or any other person or entity (including any other guarantor) under the provisions of the Loan Agreement, any Schedule or any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any Guaranteed Obligations of the Borrower;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement, any Schedule, or any other Loan Document;

                  (f) any defense, set-off or counter-claim which may at any time be available to or be asserted by the Borrower against the Lender;

                  (g) any reduction, limitation, impairment or termination of the Guaranteed Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations of the Borrower or otherwise; or

                  (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or Guarantor.

         SECTION 2.4. Reinstatement, etc. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any the Lender or any holder of any Loan Document, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 2.5. Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity (including any other guarantor) or any collateral.

         SECTION 2.6. Waiver of Subrogation. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash in full and the Loan Documents

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
have not been terminated, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Agreement and the other Loan Documents and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

         SECTION 2.7. Successors, Transferees and Assigns; Transfers of Loans, etc. This Guaranty shall:

                  (a) be binding upon Guarantor, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.

Without limiting the generality of clause (b), to the extent the Lender assigns or otherwise transfers (in whole or in part) any Loan or Loan Documents held by it to any other person or entity, and such other person or entity shall thereupon become vested with the corresponding rights and benefits granted to the Lender under this Guaranty.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. Guarantor hereby represents and warrants to the Lender as follows:

                  (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to enter into this Guaranty and to carry out the transactions contemplated hereby and thereby.

                  (b) The execution and delivery by Guarantor of this Guaranty and the consummation by Guarantor of the transactions contemplated hereby have been duly authorized by Guarantor. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

                  (c) The execution and delivery of this Guaranty and the consummation by Guarantor of the transactions contemplated hereby have not resulted, and will not (with or without the lapse of time or the giving of notice or both) result, (i) in any breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of Guarantor, any agreement, license or other instrument, any law, rule or regulation or any judgment, decree or order of any court to which Guarantor is a party or by which its property may be bound, or (ii) in the creation or imposition of any claim, lien charge or encumbrance of any-nature whatsoever upon, or give to others any claim, interest or right, with respect to any of the properties, assets, contracts or licenses of Guarantor.






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                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) constitute a Guaranteed Obligation.

         SECTION 4.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of Section 2.7, this Guaranty shall be binding upon Guarantor and its successors, permitted transferees and permitted assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that Guarantor may not transfer or assign any of its obligations hereunder without the prior written consent of the Lender, unless the assignment is part of a transaction of merger, acquisition or consolidation, and the Guarantor is either the surviving entity or the controlling corporation of the surviving or resulting entity. In any event, no assignment will operate to relieve Guarantor of its obligations hereunder.

         SECTION 4.3. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 4.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile transmission and, if to Guarantor, mailed, given by facsimile transmission or delivered to it, addressed to it at _____________________________ (facsimile number (____) ___________), and if to the Lender, mailed, telexed, given by facsimile transmission or delivered to it, addressed to it at 220 Athens Way, Nashville, Tennessee 37228, Attention: Legal Department (facsimile number (615) 734-5283), with a copy to the Lender Corporation, 220 Athens Way, Nashville, Tennessee 37228, Attention: Manager, Credit, (facsimile number (615) 734-5110), or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice,'if transmitted by facsimile transmission or delivery, shall be deemed given when received.

         SECTION 4.5. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

         SECTION 4.6. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until final payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, subject to reinstatement in accordance with Section 2.4 hereof, (b) be binding upon Guarantor, its successors and permitted assigns, and (c) inure to the benefit of and be enforceable by the Lender for its benefit and the benefit of the Lender and its successors, transferees and assigns.

         SECTION 4.7. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.


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         SECTION 4.8. Consent to Jurisdiction and Venue; Waivers.

                  (a) GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE, AND IF NO FEDERAL JURISDICTION EXISTS, TO THE JURISDICTION AND VENUE OF THE STATE COURTS OF TENNESSEE FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS, AND AGREES NOT TO CONTEST VENUE OR JURISDICTION IN ANY SUCH COURTS. IN ANY SUCH LITIGATION, GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECT TO GUARANTOR AT ITS ADDRESS SET FORTH IN SECTION 10.06 HEREOF. IN THE ALTERNATIVE, IN ITS SOLE DISCRETION, LENDER MAY EFFECT SERVICE UPON GUARANTOR IN ANY OTHER FORM OR MANNER PERMITTED BY LAW. THE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

                  (b) GUARANTOR AND LENDER HEREBY KNOWINGLY AND WILLINGLY WAIVE THEIR RESPECTIVE RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, ANY OTHER LOAN DOCUMENT, THE GUARANTEED OBLIGATIONS, OR ANY RELATIONSHIP BETWEEN THE LENDER AND GUARANTOR. GUARANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (c) THE LENDER SHALL HAVE NO LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT IN ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE GUARANTIED OBLIGATIONS, AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

                  (d) TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR TO ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

                  (e) BY EXECUTING THIS GUARANTY, GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN ANY OF THE AFORESAID COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES

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         NOT TO PLEAD ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN
         ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 4.9. Governing Law. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Tennessee.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written, and the Lender has accepted it by its duly authorized officer.


                                        IXC COMMUNICATIONS, INC.



                                        By:___________________________________
                                        Title:________________________________



                                        NTFC CAPITAL CORPORATION



                                        By:___________________________________
                                        Title:________________________________



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